UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Silgan Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

Notice of Annual Meeting of Stockholders

To be Held on May 28, 2024

YOU ARE HEREBY NOTIFIED that the annual meeting of stockholders of Silgan Holdings Inc., or the Company, a Delaware corporation, will be held at the Courtyard by Marriott—Stamford Downtown, 275 Summer Street, Stamford, Connecticut 06901, at 9:00 a.m. on May 28, 2024, for the following purposes:

1.

To authorize and approve an amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended, to permit an increase in the size of the Board of Directors of the Company for a period of time;

2.

To elect three directors of the Company to serve until the Company’s annual meeting of stockholders in 2027 and until their successors are duly elected and qualified or, if the above first item is not approved by the stockholders of the Company, to elect two directors of the Company to serve until the Company’s annual meeting of stockholders in 2027 and until their successors are duly elected and qualified;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

4.	To hold an advisory vote to approve the compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The close of business on April 3, 2024 has been fixed as the record date for determining the stockholders of the Company entitled to notice of and to vote at the annual meeting. All holders of record of Common Stock of the Company at that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Stamford, Connecticut

April  , 2024

Please complete, sign and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the annual meeting. Please sign the enclosed Proxy exactly as your name appears on it. Returning the Proxy will not limit your right to vote in person or to attend the annual meeting. If you hold shares of Common Stock of the Company in more than one name, or if your shares of Common Stock of the Company are registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the Proxies that you receive so that all of your shares of Common Stock of the Company may be voted.

The annual meeting will be held to vote on the first four items listed above, tabulate the votes cast in respect of those items and report the results of the vote. No presentations or other business matters are planned for the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON MAY 28, 2024

This Proxy Statement and the Company’s Annual Report for 2023 are available at

www.silganholdings.com/proxyandannualreport

4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

PROXY STATEMENT

Annual Meeting of Stockholders

To be Held on May 28, 2024

To Stockholders of Silgan Holdings Inc.:

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Silgan Holdings Inc., or Silgan Holdings or the Company, for use at our annual meeting of stockholders, or the Meeting, to be held at the Courtyard by Marriott—Stamford Downtown, 275 Summer Street, Stamford, Connecticut 06901, on May 28, 2024, at 9:00 a.m., and at any postponements or adjournments of the Meeting. If you need directions to attend the Meeting and vote in person, you should contact the Company by telephone at (203) 975-7110. This Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about April  , 2024.

Only holders of record of our Common Stock as of the close of business on April 3, 2024, the Record Date, will be entitled to notice of and to vote at the Meeting. As of the Record Date, we had 106,775,134 shares of our Common Stock outstanding. Each share of our Common Stock is entitled to one vote. We have no other class of voting securities issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

All shares of our Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies unless such proxies previously have been revoked. If any proxies are signed and returned but do not contain voting instructions, the shares of our Common Stock represented by such proxies will be voted FOR the authorization and approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended, to permit an increase in the size of the Board of Directors of the Company for a period of time, FOR the election of the three nominees for director listed below to serve until our annual meeting of stockholders in 2027 and until their successors are duly elected and qualified, or, in the event that the amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended, to permit an increase in the size of the Board of Directors of the Company for a period of time is not authorized and approved by the stockholders of the Company, then FOR the election of the first two nominees for director listed below to serve until our annual meeting of stockholders in 2027 and until their successors are duly elected and qualified, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers. We do not anticipate that any other matters will be brought before the Meeting. If any other matters properly come before the Meeting, the shares of our Common Stock represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies. Shares of our Common Stock abstaining and shares of our Common Stock held in street name as to which a broker has not voted on some matters but has voted on other matters, or Broker Shares, will be included in determining whether a quorum exists at the Meeting. The New York Stock Exchange, or the NYSE, has adopted rules that eliminate broker discretionary voting for the election of directors and certain other corporate governance matters. Therefore, your broker is not able to vote on your behalf in any director election or with respect to the first or fourth matters specified in the Notice of Meeting, in each case without voting instructions from you.

Assuming that a quorum exists at the Meeting, approval of the first matter specified in the Notice of Meeting requires the affirmative vote of a majority of the outstanding shares of our Common Stock, approval of each of the second and third matters specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting and approval, on an advisory basis, of the non-binding resolution with respect to the fourth matter specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting. Stockholders may not cumulate their votes. Abstentions and Broker Shares that have not been voted with respect to the first matter specified in the Notice of Meeting will be counted in determining the total number of votes cast and will have the same effect as votes against such proposal. Abstentions and Broker Shares that have not been voted with respect to second, third or fourth matter specified in the Notice of Meeting will not be counted in determining the total number of votes cast for such matter or in determining whether such proposal has received the requisite number of affirmative votes.

You may revoke your proxy at any time before it is exercised at the Meeting by: (1) delivering to the Secretary of the Company a duly executed proxy bearing a later date; (2) filing a written notice of revocation with the Secretary of the Company; or (3) appearing at the Meeting and voting in person.

In addition to solicitations by mail, some of our directors, officers and employees may solicit proxies for the Meeting personally or by telephone without extra remuneration. We will also provide persons, banks, brokerage firms, custodians, nominees, fiduciaries and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. The Company will bear the costs of soliciting proxies.

THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SILGAN HOLDINGS INC., 4 LANDMARK SQUARE, SUITE 400, STAMFORD, CONNECTICUT 06901 (TELEPHONE NUMBER: (203) 975-7110), ATTENTION: GENERAL COUNSEL.

PROPOSAL 1: AUTHORIZATION AND APPROVAL OF AN AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO PERMIT

AN INCREASE IN THE SIZE OF THE BOARD OF DIRECTORS OF THE COMPANY FOR A PERIOD OF TIME

You are being asked to authorize and approve an amendment, or the Board Size Amendment, to the Amended and Restated Certificate of Incorporation of the Company, as amended, or the Certificate of Incorporation, to permit an increase in the size of our Board of Directors for a period of time. Our Board of Directors authorized and approved the Board Size Amendment on February 28, 2024, subject to the authorization and approval of the Board Size Amendment by the stockholders at the Meeting, and directed that the Board Size Amendment be submitted for authorization and approval by the stockholders at the Meeting. The general description of the Board Size Amendment set forth below is qualified in its entirety by reference to the text of the Board Size Amendment set forth in the form of certificate of amendment, or the Certificate of Amendment, which is attached as Appendix A to this Proxy Statement. At our annual meeting of stockholders in 2021, the stockholders of the Company voted overwhelmingly in favor of substantially the same amendment to the Certificate of Incorporation of the Company to permit an increase in the size of our Board of Directors for a period of time beginning on the effective date of such amendment in 2021 and ending on December 31, 2023, with more than 99% of the votes cast approving such amendment.

Purpose and Principal Changes

The stockholders of the Company approved substantially the same amendment to the Certificate of Incorporation at our annual meeting of stockholders in June 2021, which authorized our Board of Directors to increase the size of our Board of Directors from seven members to up to a maximum of nine members for a period of time ending on December 31, 2023 and to fill any vacancy created by any such increase by the appointment of a new director to our Board of Directors. In November 2022, one member of our Board of Directors retired from our Board of Directors. As a result of such amendment, our Board of Directors was able to appoint one new director onto our Board of Directors in 2022 at the time of such retirement, which kept the size of our Board of Directors at nine members and provided for a more orderly transition of such new director onto our Board of Directors.

Currently, the number of directors constituting our entire Board of Directors is nine, divided into three classes. In accordance with the Certificate of Incorporation, the number of directors constituting our entire Board of Directors will be reduced by one upon the death, resignation, removal from office or expiration of term of service without standing for re-election of any independent director of our Board of Directors, and the number of directors constituting the class of which such director was a member shall correspondingly be reduced by one, but in no event shall the number of directors of the Corporation constituting the entire Board of Directors be less than seven. Upon such reduction, the number of directors constituting our entire Board of Directors will remain at seven, as currently required by the Certificate of Incorporation.

The Board Size Amendment amends the Certificate of Incorporation to (i) delete the provisions at the end of Paragraph A of Article FOURTH that were added in June 2021 and permitted our Board of Directors to increase the size of our Board of Directors to up to a maximum of nine members at any time and from time to time during the period beginning in June 2021 and ending on December 31, 2023 and (ii) add new provisions at the end of Paragraph A of Article FOURTH that similarly permit our Board of Directors to increase the size of our Board of Directors to up to a maximum of nine members at any time and from time to time during the period beginning on the effective date of the Board Size Amendment and ending on December 31, 2027. If the Board Size Amendment is authorized and approved by the stockholders at the Meeting, our Board of Directors would have the ability to increase the size of our Board of Directors to up to a maximum of nine members for a period of time and to fill any vacancy created by any such increase either, as determined by our Board of Directors, by the appointment by our Board of Directors of a new director to our Board of Directors or by the election by the stockholders of the Company of a new director at an annual meeting of stockholders. Any such newly appointed director would (i) be designated as a member of such class of directors as shall be determined by our Board of Directors who shall, in making such determination, take into consideration that all classes of directors should be comprised of as nearly equal a number of directors as possible and (ii) hold office until the annual meeting of stockholders at which the term of office of such class of directors expires and until such director’s successor shall be elected and shall qualify. In addition, the number of directors constituting the class to which such newly appointed director is designated shall correspondingly be increased by one. To the extent the size of our Board of Directors is so increased, upon the death, resignation, removal from office or expiration of term of service without standing for re-election of any of our independent directors at any time following such increase (and only if the number of directors constituting the entire Board of Directors of the Company immediately prior to such death, resignation, removal from office or expiration of term of service without standing for re-election was greater than seven), then, subject to the ability of our Board of Directors to again increase the size of our Board of Directors to up to a maximum of nine members at any time and from time to time through December 31, 2027, (w) such directorship of such director would be eliminated, (x) the number of directors of the Company constituting the entire Board of Directors of the Company would be reduced by one (but in no event would the number of directors constituting the entire Board of Directors be less than seven), (y) the number of directors constituting the class of which such director was a member would correspondingly be reduced by one, and (z) such death, resignation, removal from office or expiration of term of service without standing for re-election would not result in a vacancy in our Board of Directors.

As the Certificate of Incorporation currently exists without the Board Size Amendment, since Joseph M. Jordan will not stand for re-election as a member of our Board of Directors at the Meeting in accordance with our director retirement policy, the number of directors constituting our Board of Directors will be reduced to eight without the possibility to increase the size of our Board of Directors. Other circumstances could occur, such as other retirements and circumstances outside of anyone’s control, that could cause one or more of our directors to no longer be able to serve on our Board of Directors, which would result in a further reduction in the size of our Board of Directors, including possibly to less than seven directors for the duration of time that is required to appoint an appropriate replacement.

The Board Size Amendment provides our Board of Directors with the flexibility to increase the number of directors constituting our Board of Directors to up to a maximum of nine directors for a period of time, such as in the event of retirements or other circumstances resulting in a reduction in the size of our Board of Directors, and then to fill the resulting vacancy either, as determined by our Board of Directors, by the appointment by our Board of Directors of a new director to our Board of Directors or by the election by the stockholders of the Company at an annual meeting of stockholders of a new director for our Board of Directors. The Board Size Amendment also provides our Board of Directors with the flexibility to add a new director to our Board of Directors in anticipation of or possibly ahead of a retirement or other termination of service by a director when our Board of Directors comes upon a qualified individual rather than waiting until any such occurrence happens. For example, if, and only if, the stockholders of the Company authorize and approve the Board Size Amendment at the Meeting, our Board of Directors has already approved an increase in the size of our Board of Directors from eight to nine members and in such case has approved the nomination of Fiona Cleland Nielsen as a director of the Company to fill the resulting vacancy and stand for election to our Board of Directors at the Meeting, which, if she is then elected by the stockholders of the Company at the Meeting, will increase the gender diversity of our Board of Directors.

The Board Size Amendment permits an increase in the size of our Board of Directors to up to a maximum of nine directors for a period of time and in no way decreases the size of our Board of Directors below seven members. The Board Size Amendment provides our Board of Directors with the same flexibility that it had under the amendment to the Certificate of Incorporation in 2021 that stockholders overwhelmingly approved, which flexibility our Board of Directors desires to continue since it allows for a more orderly transition of new directors onto our Board of Directors. Following the appointment of any such new director onto our Board of Directors, each subsequent retirement or other termination of service by one of our independent directors would result in a decrease in the number of directors on our Board of Directors until the number of directors constituting the entire

Board of Directors is at seven, subject to the ability of our Board of Directors to again increase the size of our Board of Directors to up to a maximum of nine members at any time and from time to time through December 31, 2027.

The Board Size Amendment would not amend any other provisions of the Certificate of Incorporation.

Vote Required

Stockholder authorization and approval of the Board Size Amendment requires the affirmative vote of a majority of the outstanding shares of our Common Stock.

Effectiveness

If authorized and approved by the stockholders at the Meeting, the Board Size Amendment will be effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Company intends to make such filing promptly following receipt of such authorization and approval by the stockholders at the Meeting.

If the Board Size Amendment receives the affirmative vote of a majority of the outstanding shares of our Common Stock at the Meeting, then all three of the nominees for Director listed below will stand for election to our Board of Directors by the stockholders at the Meeting. If the Board Size Amendment does not receive the affirmative vote of a majority of the outstanding shares of our Common Stock at the Meeting, then only the first two nominees for Director listed below will stand for election to our Board of Directors, the third nominee for Director listed below will not stand for election to our Board of Directors, and any votes received by the third nominee for Director will be disregarded.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AUTHORIZATION AND APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO PERMIT AN INCREASE IN THE SIZE OF THE BOARD OF DIRECTORS OF THE COMPANY FOR A PERIOD OF TIME.

PROPOSAL 2: ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently composed of nine members, divided into three classes designated as Class I, Class II and Class III. We currently have three Class I Directors, three Class II Directors and three Class III Directors, with each class of directors serving staggered three-year terms. At each annual meeting of stockholders of the Company, the term of office of one class of directors of the Company expires, and directors nominated to the class of directors whose term is expiring at such annual meeting will be elected for a term of three years and until their successors are duly elected and qualified. Our remaining directors continue in office until their respective terms expire and until their successors are duly elected and qualified. Accordingly, at each annual meeting of stockholders of the Company one class of our directors will be elected, and each of our directors will be required to stand for election once every three years. At the Meeting, the term of office for our Class III Directors expires.

Our Class III Directors currently are Anthony J. Allott, William T. Donovan and Joseph M. Jordan. After ten years of service as a Director of the Company, Mr. Jordan will not stand for re-election as a Director of the Company in accordance with our director retirement policy and will retire from our Board of Directors upon the expiration of his term at the Meeting. As a result, in accordance with the Certificate of Incorporation, immediately following Mr. Jordan’s retirement, the Director position held by Mr. Jordan will be eliminated, the number of Directors constituting our Board of Directors will be reduced to eight and the number of Directors constituting our Class III Directors will be reduced to two. Subject to the approval by the stockholders of the Company at the Meeting of the Board Size Amendment, our Board of Directors has approved an increase in the size of our Board of Directors from eight to nine members and an increase in the number of directors constituting our Class III Directors from two to three. Accordingly, if the Board Size Amendment receives the affirmative vote of a majority of the outstanding shares of our Common Stock at the Meeting, all three of the nominees for Director listed below will stand for election to our Board of Directors. If the Board Size Amendment does not receive the affirmative vote of a majority of the outstanding shares of our Common Stock at the Meeting, then only the first two nominees for Director listed below will stand for election to our Board of Directors by the stockholders at the Meeting, the third nominee for Director listed below will not stand for election to our Board of Directors by the stockholders at the Meeting, and any votes received by the third nominee for Director listed below from the stockholders at the Meeting will be disregarded.

Our Nominating Committee has nominated, which nominations were approved by our Board of Directors, each of Mr. Allott and Mr. Donovan for re-election as a Class III Director of the Company and, if the Board Size Amendment receives the affirmative vote of a majority of the outstanding shares of our Common Stock at the Meeting, Ms. Fiona Cleland Nielsen for election as a Class III Director of the Company, with each nominee to serve until our annual meeting of stockholders in 2027 and until his or her successor has been duly elected and qualified. Ms. Cleland Nielsen was identified by a third party search firm, to whom the Company paid a customary fee for the identification of director candidates. Our Board of Directors has approved an exception to our director retirement policy for Mr. Donovan to allow him to be nominated as a Class III Director for the Meeting. For further information, you should read the section in this Proxy Statement titled “Retirement Policy”.

Each nominee for Class III Director of the Company has consented to be named in this Proxy Statement and to serve on our Board of Directors if elected. If, prior to the Meeting, any nominee should become unavailable to serve on our Board of Directors for any reason, the shares of our Common Stock represented by all properly executed proxies will be voted for such alternate individual as shall be nominated by our Nominating Committee and approved by our Board of Directors of the Company.

We provide below certain information regarding each nominee for Class III Director of the Company and each Director of the Company whose term of office continues after the Meeting, including the individual’s age (as of December 31, 2023), principal occupation and business experience during at least the last five years, other directorships currently held or held during the past five years, the year in which such individual was first elected a director of the Company and the experiences, qualifications, attributes or skills that the nominee and each Director brings to our Board of Directors. We believe that each nominee and each current Director brings a strong and unique background and set of skills to our Board of Directors, giving our Board of Directors as a whole competence and experience in a wide variety of areas, including relevant industry experience, executive management experience, public company board service experience, risk management experience and finance and accounting experience.

Nominees for election as Director (Class III)—term expiring 2027

Anthony J. Allott, age 59, has been one of our Directors since 2006. Since April 2022, Mr. Allott has been our Chairperson of the Board in a non-executive capacity and also serves as an employee of the Company providing certain advisory services. Prior to that, Mr. Allott was our Chairperson of the Board in an executive capacity from April 2019 through March 2022. From March 2006 through August 2021, Mr. Allott was our Chief Executive Officer, and from August 2004 through March 2019 Mr. Allott was our President. Mr. Allott was also our Chief Operating Officer from May 2005 until March 2006. From May 2002 until August 2004, Mr. Allott was our Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Allott was Senior Vice President and Chief Financial Officer of Applied Extrusion Technologies, Inc., or AET, a manufacturer of flexible packaging, since July 1996. From July 1994 until July 1996, Mr. Allott was Vice President and Treasurer of AET. From 1992 until July 1994, Mr. Allott was Corporate Controller and Director of Financial Reporting of Ground Round Restaurants. Prior to that, Mr. Allott was a certified public accountant with Deloitte & Touche LLP. Mr. Allott is a co-founder and partner of Waypoint Investors, LLC and currently serves as a director of two private companies. Mr. Allott brings to our Board of Directors considerable knowledge of the Company and the consumer goods packaging industry and extensive executive management experience.

William T. Donovan, age 71, has been one of our Directors since January 2018. Mr. Donovan was Chair of the Board of Rockland Industrial Holdings, LLC, a privately held manufacturer of wood flooring products for the truck trailer and container industries, from April 2006 until December 2013. From 1997 until 2005, he served as President, Chief Executive Officer and a director of Total Logistics, Inc., a company engaged in providing integrated logistics services, facility management and industrial product manufacturing that had been a publicly traded company listed on Nasdaq prior to its acquisition by Supervalu Inc. From 1987 to 1997, Mr. Donovan served as President, Chief Financial Officer and a director of Christiana Companies, Inc., a provider of warehousing and logistic services and manufacturer of drill pipe and downhole tools that had been a publicly traded company listed on the NYSE prior to its merger with Weatherford International, Inc. From 1980 to 1998, Mr. Donovan was a Principal and Managing Director of Lubar & Co., a private investment and venture capital firm. From 1976 to 1980, Mr. Donovan was an officer with Manufacturers Hanover Trust Company, now part of JPMorgan Chase & Co., where he specialized in merger and acquisition financing. Mr. Donovan is currently a director and audit committee chair of Precision Drilling Corporation, an onshore drilling company and service provider to the oil and natural gas industries and a publicly traded company listed on the Toronto Stock Exchange and the NYSE, and has served in that capacity since December 2008. Prior to that, Mr. Donovan was a director of Grey Wolf, Inc., an international land-based provider of contract drilling services to the oil and natural gas industries and a publicly traded company that had been listed on the American Stock Exchange, from June 1997 until December 2008 prior to its acquisition by Precision Drilling Corporation. Mr. Donovan has also served as a director of several other private companies. Mr. Donovan brings to our Board of Directors significant executive management, merger and acquisition and finance experience, as well as experience as a public company director.

Fiona Cleland Nielsen, age 48, currently serves as Senior Vice President, Strategy and Mergers & Acquisitions of Copeland LP, a position she has held since March 2024. Copeland LP is a global provider of sustainable climate solutions that combines category leading brands in compression, controls, software and monitoring for heating, cooling and refrigeration. Prior to her current position and since August 2021, Ms. Cleland Nielsen was Senior Vice President, Strategy and Mergers & Acquisitions of ATS Corporation, a

Canadian company listed on the Toronto Stock Exchange and the NYSE that provides industry leading automation solutions to multinational customers in markets such as life sciences, transportation, food and beverage, consumer products and energy. From January 2015 to June 2021, Ms. Cleland Nielsen served as Vice President, Strategy and Mergers & Acquisitions for Honeywell Safety & Productivity Solutions, a provider of products, software and connected solutions that improve productivity, workplace safety and asset performance. Prior to that, from August 2006 to January 2015, she served in various operational roles at Tektronix Communications, a Danaher Corporation business, and ultimately as Director, Business Development and Mergers & Acquisitions for the Danaher Communications Software Platform. Ms. Cleland Nielsen brings to our Board of Directors significant management and mergers and acquisitions leadership experience.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR (CLASS III) OF THE COMPANY.

Incumbent Directors (Class I)—term expiring 2025

Kimberly A. Fields, age 54, has been one of our Directors since July 2019. Ms. Fields currently serves as Executive Vice President and Chief Operating Officer of ATI Inc., or ATI, a position she has held since January 2022. Ms. Fields was recently elected as President and Chief Executive Officer of ATI, effective July 1, 2024. ATI is a publicly traded company listed on the NYSE and a global producer of high performance materials and solutions for the global aerospace and defense markets and critical applications in electronics, medical and specialty energy. Prior to her current position, Ms. Fields served as Executive Vice President, High Performance Materials & Components (HPMC) and Advanced Alloys & Solutions (AA&S) of ATI from January 2021 through December 2021 and as Executive Vice President, Flat Rolled Products Group of ATI from April 2019 through December 2020. Prior to joining ATI, Ms. Fields was Group President for IDEX Corporation, a company that develops, designs and manufactures fluidics systems and specialty engineered products and a publicly traded company listed on the NYSE, from July 2015 until April 2019. Previously, Ms. Fields was President, Specialty Compression and GAST Manufacturing of IDEX Corporation from April 2014 until July 2015. Prior to that, Ms. Fields was Executive Vice President for the Flat Products Group at Evraz North America, Inc., a global vertically integrated steel making and mining company, since September 2011. Ms. Fields has also held leadership positions in operations, business development and engineering at General Electric Company, Alcoa, Inc., Metalspectrum, LLC, Boston Consulting Group and Owens Corning. Ms. Fields brings to our Board of Directors extensive executive management and manufacturing leadership experience.

Adam J. Greenlee, age 50, has been one of our Directors since November 2022. Mr. Greenlee has been our Chief Executive Officer since September 2021 and our President since April 2019. Mr. Greenlee was our Chief Operating Officer from August 2009 through August 2021. From October 2007 through March 2019, Mr. Greenlee was an Executive Vice President of the Company. From January 2006 until October 2007, Mr. Greenlee was President of the North American operations of Silgan White Cap, and he was Executive Vice President of the North American operations of Silgan White Cap from March 2005 until January 2006. Prior to that, Mr. Greenlee was Vice President & General Manager of ATI Allegheny Rodney from January 2003 through February 2005 and its Director of Marketing from February 2001 until January 2003. Mr. Greenlee brings to our Board of Directors considerable knowledge of the Company and the consumer goods packaging industry, extensive executive management experience and operations and manufacturing leadership. Mr. Greenlee also serves as our Chief Executive Officer and President.

Brad A. Lich, age 56, has been one of our Directors since October 2019. Mr. Lich currently serves as Executive Vice President and Chief Commercial Officer of Eastman Chemical Company, or Eastman Chemical, a position he has held since March 2016. Eastman Chemical is a publicly traded company listed on the NYSE and a global advanced materials and specialty additives company that produces a broad range of products found in items people use every day. Mr. Lich is responsible for the Advanced Materials and Fibers segments of Eastman Chemical, as well as the leadership of its marketing, sales, procurement and regional operations. Prior to his current position, Mr. Lich served as Executive Vice President, Advanced Materials & Additives & Functional

Products of Eastman Chemical since January 2014. Mr. Lich joined Eastman Chemical in 2001 and has been steadily promoted to positions of increasing responsibility and leadership throughout his tenure. Prior to joining Eastman Chemical, Mr. Lich held various leadership and commercial roles with Coatingsmart, Inc., E-Chemicals, Inc., The Valspar Corporation and The Dow Chemical Company. Mr. Lich brings to our Board of Directors extensive executive management and commercial leadership experience.

Incumbent Directors (Class II)—term expiring 2026

Leigh J. Abramson, age 55, has been one of our Directors since August 2018. Mr. Abramson previously served as a Director of the Company from September 1996 until July 2003. Mr. Abramson has been a Partner and Head of the Industrial Growth Group of Gryphon Investors, a private equity firm, since March 2020. Mr. Abramson was a Managing Director and Partner of Metalmark Capital, a private equity fund, since its founding in 2004 until June 2019. Prior to that, Mr. Abramson was with Morgan Stanley Capital Partners from 1992 until 2004, and he began his career in Morgan Stanley’s Investment Banking Division in 1990 until 1992. Mr. Abramson has also served, and currently serves, as a director for several private companies. Mr. Abramson brings to our Board of Directors extensive experience in corporate strategy, mergers and acquisitions and financial matters.

Robert B. Lewis, age 59, has been one of our Directors since May 2023. Mr. Lewis has been our Executive Vice President, Corporate Development and Administration since March 2023. From August 2004 until March 2023, he was our Executive Vice President and Chief Financial Officer. Previously, Mr. Lewis was Senior Vice President and Chief Financial Officer of Velocity Express Inc. from January 2004 until August 2004. From December 2000 until December 2003, Mr. Lewis held a series of senior executive positions at Moore Corporation Limited, initially as Executive Vice President and Chief Financial Officer and later as President of Business Communication Services, an operating division of Moore Corporation Limited. Prior to joining Moore Corporation Limited, Mr. Lewis served as Executive Vice President and Chief Financial Officer of Walter Industries, Inc. and World Color Press, Inc. and in various senior financial management roles at L.P. Thebault, a U.S. based commercial printer. Mr. Lewis brings to our Board of Directors considerable knowledge of the Company and the consumer goods packaging industry, significant senior financial officer and finance experience and extensive executive management experience.

Niharika Ramdev, age 54, has been one of our Directors since November 2022. Ms. Ramdev spent over two decades with General Motors Company, having served as Chief Financial Officer for the Global Cadillac division from January 2018 to April 2019, Chief Financial Officer for General Motors International from July 2015 to January 2018, Vice President of Finance and Treasurer from April 2014 through June 2015, and Chief Financial Officer for Global Purchasing and Supply Chain from August 2011 through March 2014. Prior to that, she held a variety of other finance leadership roles within General Motors Company. Ms. Ramdev received her undergraduate degree from the University of Bombay in Mumbai, India, where she worked as an accountant and senior financial consultant before earning her M.B.A. from Harvard Business School. Ms. Ramdev currently serves as a director and audit committee member for Kaman Corporation, a diversified company that conducts business in the aerospace and defense, industrial and medical markets. Ms. Ramdev previously served as a director and audit committee member for Triton International Limited, a leading intermodal container leasing company, until its acquisition by Brookfield Infrastructure Corporation in September 2023, as a director for Renewable Energy Group, Inc., which was acquired by Chevron Corporation, and as a director of XL Fleet Corp., now Spruce Power Holding Corporation. Ms. Ramdev brings to our Board of Directors extensive experience in finance, risk management, supply chain and international operations.

Messrs. Allott and Donovan were elected as Directors of the Company at our annual meeting of stockholders in 2021. Ms. Fields and Mr. Lich were elected as Directors of the Company at our annual meeting of stockholders in 2022. Mr. Greenlee was appointed a Director of the Company in November 2022 by the unanimous vote of our Board of Directors pursuant to our Certificate of Incorporation to fill the vacancy created upon the increase in size of our Board of Directors from seven to eight members. Each of Messrs. Abramson and Lewis and Ms. Ramdev was elected as a Director of the Company at our annual meeting of stockholders in 2023.

Each of Leigh J. Abramson, William T. Donovan, Kimberly A. Fields, Joseph M. Jordan, Brad A. Lich and Niharika Ramdev is an “independent director,” as defined in the listing standards of the NYSE. Fiona Cleland Nielsen, if elected, would also be an “independent director,” as defined in the listing standards of the NYSE. The independent directors held four meetings during 2023 following regularly scheduled quarterly meetings of the Board of Directors, without the presence of management or any inside directors.

Our Board of Directors met six times and acted by written consent five times during 2023. Each of our Directors attended at least 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held in 2023 during which such person was a Director and (2) the total number of meetings held in 2023 by all committees of the Board of Directors on which such person served during which such person was a Director, except for Ms. Fields. Ms. Fields attended five of the six meetings of the Board of Directors and 10 of the 15 meetings of the committees of the Board of Directors on which she served (representing approximately 71.4 percent of the aggregate of such meetings). This is the first year that Ms. Fields, who has been a member of our Board of Directors since 2019, did not attend at least 75 percent of the aggregate of meetings of the Board of Directors and of committees of the Board of Directors on which she served. For our Board of Directors meeting and three committee meetings held over two days at the end of October/early November 2023, Ms. Fields had made travel and other arrangements to attend such meetings in person, but, due to an unexpected family emergency before she was to travel for such meetings, Ms. Fields was not able to attend such meetings, resulting in her attending 71.4 percent of all meetings of the Board of Directors and its committees for 2023.

The Company does not have a policy with regard to director attendance at annual meetings of stockholders. One of our Directors attended last year’s annual meeting of stockholders.

Risk Oversight and Board Structure

Our Board of Directors as a whole is responsible for risk oversight for the Company. Our Board of Directors risk oversight process builds upon management’s assessment of the Company’s risks and processes for managing and mitigating such risks. At meetings of our Board of Directors, the executive officers of the Company regularly address and discuss with our Board of Directors risks of the Company and the manner in which the Company manages or mitigates its risks. While our Board of Directors has the ultimate responsibility for risk oversight for the Company, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures. Our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Company’s strategy and objectives. Our Nominating Committee assists our Board of Directors in identifying qualified candidates to become nominees for our Board of Directors of the Company.

Our corporate governance documents provide our Board of Directors with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, our Board of Directors considers many factors. At this time, each of the positions of Chairperson of the Board and Chief Executive Officer of the Company are held by different persons. Our Board of Directors has decided at this time to have different persons hold such positions largely due to the availability to the Company of multiple persons with many years of experience in the consumer goods packaging industry and extensive executive management experience with the Company. Our Chairperson of the Board has extensive experience in leading the Company, most recently having served as our Chief Executive Officer through August 2021, and has nearly thirty years of experience in the packaging industry. With his substantial knowledge of the Company and the consumer goods packaging industry and extensive executive management experience, our Chairperson of the Board effectively leads our Board of Directors in its fundamental role of overseeing the business and affairs of the Company.

As part of each regularly scheduled quarterly meeting of our Board of Directors, our non-management Directors meet without the presence of management. These meetings allow our non-management Directors to discuss matters involving the Company without the presence of any member of management. Additionally, at each regularly scheduled quarterly meeting of our Board of Directors, our independent Directors meet without the presence of management or inside directors, allowing our independent Directors to discuss matters involving the Company without the presence of management or any inside director. At these meetings of our non-management Directors and these meetings of our independent Directors, no presiding director is appointed and each of the Directors in attendance at these meetings is given the opportunity to raise issues, make comments and express views.

Corporate Governance Guidelines and Business Ethics Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics to comply with the New York Stock Exchange Listed Company Manual. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at www.silganholdings.com/corporatedocuments. The information provided on or accessible through the Company’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to the Company’s website provided in this proxy statement. Copies of the Corporate Governance Guidelines and Code of Business Conduct and Ethics may also be obtained upon request from our Corporate Secretary.

Committees of the Board of Directors

Our Board of Directors has three standing committees. The principal responsibilities of each of the standing committees and the members of such committees are set forth below.

1. Audit Committee. The Audit Committee has the responsibility of overseeing the Company’s financial reporting process on behalf of our Board of Directors. The functions performed by the Audit Committee are described in the section of this Proxy Statement titled “Report of the Audit Committee.” During 2023, the Audit Committee held eight meetings and acted by written consent twice. The Audit Committee currently consists of Messrs. Jordan, Abramson, Donovan and Lich and Ms. Fields and Ms. Ramdev, each of whom our Board of Directors has determined is independent as required by the written charter of the Audit Committee, the applicable listing standards of the NYSE and the applicable rules of the SEC. All of our “independent directors” are members of the Audit Committee. Mr. Jordan is the Chairperson of the Audit Committee. The Board of Directors has determined that each of Messrs. Jordan, Abramson and Donovan and Ms. Ramdev meets the criteria of an “audit committee financial expert” under applicable rules of the SEC. Mr. Jordan’s extensive background and experience includes serving as a financial services partner at KPMG and as a partner in KPMG’s Department of Professional Practice specializing in SEC and PCAOB matters involving auditor independence and other regulatory matters. Mr. Abramson’s extensive experience includes evaluating and analyzing financial statements and serving on various audit committees and performing functions of an audit committee for various companies. Mr. Donovan’s extensive background and experience includes serving as a principal financial officer of a public company and actively supervising a principal financial officer of a public company. Ms. Ramdev’s extensive background and experience includes more than twenty years serving in several senior financial officer and finance management positions for a public company. A copy of the written charter of the Audit Committee is available on our website at www.silganholdings.com/corporatedocuments. A copy of the charter may also be obtained upon request from our Corporate Secretary.

2. Compensation Committee. Pursuant to its written charter, the Compensation Committee has the responsibility of reviewing and approving matters relating to the compensation of executive officers of the Company, as further described in the section of this Proxy Statement titled “Executive Compensation.” In addition, the Compensation Committee is responsible for administering the equity compensation plans of the Company, making awards and grants under the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan, or the Stock Incentive Plan, to officers and other key employees of the Company and its subsidiaries and setting performance goals and confirming performance levels in respect of performance awards made under the Stock Incentive Plan. Historically, the Compensation Committee in its discretion has periodically consulted with outside consultants for certain matters regarding director and executive officer compensation. The Compensation Committee did not engage a compensation consultant in 2023. The Compensation Committee held four meetings and acted by written consent four times during 2023. The Compensation Committee currently consists of Messrs. Abramson, Donovan, Jordan and Lich and Ms. Fields and Ms. Ramdev, each of whom is an

“independent director” as required by the written charter of the Compensation Committee and the applicable listing standards of the NYSE. All of our “independent directors” are members of the Compensation Committee. Mr. Abramson is the Chairperson of the Compensation Committee. A copy of the written charter of the Compensation Committee is available on our website at www.silganholdings.com/corporatedocuments. A copy of the charter may also be obtained upon request from our Corporate Secretary.

3. Nominating Committee. The Nominating Committee was established by the Board of Directors of the Company on November 28, 2022. Pursuant to its written charter, the Nominating Committee is responsible for leading the search for, identifying and screening qualified candidates for the Board of Directors of the Company and recommending to the Board of Directors of the Company nominees to stand for election or re-election to the Board of Directors of the Company. The Nominating Committee is required to consider candidates with diverse backgrounds for the Board of Directors of the Company. The Nominating Committee is also required to consider candidates for the Board of Directors of the Company from stockholders of the Company. In identifying candidates for the Board of Directors of the Company, the Nominating Committee seeks individuals who have the highest personal and professional ethics and integrity with qualities of leadership, character and judgement and who will be effective in representing the long-term interests of the stockholders of the Company. The Nominating Committee considers each candidate’s experience, skills and expertise, including diversity of background, as well as other factors that it may deem relevant, as part of its process for recommending nominees to the Board of Directors of the Company. In addition, the Nominating Committee recommends changes to the Board of Directors of the Company with respect to the Company’s Corporate Governance Guidelines and assists the Board of Directors with its annual evaluation and its evaluation of management as required by the Board of Directors. In carrying out its responsibilities, the Nominating Committee may, in its sole discretion, engage search firms, consultants, legal counsel and other advisors.

The Nominating Committee currently consists of Messrs. Donovan, Abramson, Jordan and Lich and Ms. Fields and Ms. Ramdev, each of whom is an “independent director” as required by the written charter of the Nominating Committee and the applicable listing standards of the NYSE. All of our “independent directors” are members of the Nominating Committee. Mr. Donovan became Chairperson of the Nominating Committee upon its establishment on November 28, 2022. A copy of the written charter of the Nominating Committee is available on our website at www.silganholdings.com/corporatedocuments. A copy of the charter may also be obtained upon request from our Corporate Secretary. The Nominating Committee held three meetings during 2023.

On November 28, 2022, the Company and R. Philip Silver, a co-founder of the Company who was a Director on our Board of Directors until his retirement on November 2, 2022, and D. Greg Horrigan, a co-founder of the Company who was a Director on our Board of Directors until his retirement on May 30, 2023, entered into the Second Amended and Restated Stockholders Agreement, or the Stockholders Agreement, which amended and restated a previous stockholders agreement. You should read the section in this Proxy Statement titled “Certain Relationships and Related Transactions—Stockholders Agreement” for a description of the material terms of the Stockholders Agreement. Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates, family members, trusts and estates) has the contractual right to nominate for election one individual as a member of the Board of Directors of the Company, provided that such nominee is either Mr. Silver or Mr. Horrigan, so long as the Group beneficially owns at least five percent of the outstanding Common Stock of the Company. As of the date of this Proxy Statement, the Group beneficially owns at least five percent of the outstanding shares of our Common Stock.

Retirement Policy

We have a retirement policy pursuant to which an individual may not be nominated to serve on the Board of Directors of the Company if that person will reach the age of 75 during their elected term without the prior approval of the Board of Directors of the Company. The retirement policy does not apply to individuals nominated pursuant to the Stockholders Agreement. Our Board of Directors has approved an exception to our director retirement policy for Mr. Donovan to allow him to be nominated as a Class III Director for the Meeting. Our Board of Directors approved such exception in part because Mr. Donovan will not reach the age of 75 until January 2027, and the term of office for the Class III Directors elected by the stockholders of the Company at the Meeting ends at the annual meeting of stockholders of the Company in 2027. Our Board of Directors also considered Mr. Donovan’s record of service and contributions in approving such exception.

Communications with the Board of Directors

The Company’s Board of Directors has a formal process for security holders and other interested parties to send communications to it. Security holders and other interested parties may send written communications addressed to the Board of Directors or to any specified Director of the Company by mail to the Company’s office in Stamford, Connecticut. If the Company receives at its office in Stamford, Connecticut any such written communications, the Company will forward such written communications directly to all members of the Board of Directors or to such specified Director of the Company, as the case may be, as appropriate.

COMPENSATION OF DIRECTORS

In 2023, our Directors who did not receive compensation as an officer or employee of the Company or any of its affiliates were paid as follows:

•	an annual retainer of $110,000 for service on our Board of Directors, plus reimbursement for business related travel and other reasonable out-of-pocket expenses;

•	an annual retainer fee of $12,000 for service on the Audit Committee for each member of the Audit Committee of our Board of Directors;

•	an annual retainer fee of $12,000 for service on the Compensation Committee for each member of the Compensation Committee of our Board of Directors; and

•	an annual retainer fee of $25,000 for service as a chairperson for each chairperson of the Audit Committee, Compensation Committee and Nominating Committee of our Board of Directors.

In addition, in 2023 each of our Directors who did not receive compensation as an officer or employee of the Company or any of its affiliates received an annual equity based director award pursuant to the Stock Incentive Plan on the first business day after our annual meeting of stockholders, having an aggregate fair market value of $125,000 as of the date of grant. For any Director elected to our Board of Directors subsequent to the annual meeting of stockholders of the Company, such Director was also granted, on the first business day after the next annual meeting of stockholders of the Company, an additional equity based director award pursuant to the Stock Incentive Plan equal to a pro rata amount (based on the number of days that such Director served as a Director of the Company during the period from the last annual meeting of stockholders of the Company to and including the next annual meeting of stockholders of the Company) of the annual equity based director award granted to Directors following the annual meeting of the stockholders of the Company in such particular year. The equity based director awards were made in the form of restricted shares of our Common Stock or restricted stock units related to shares of our Common Stock, in the discretion of the Board of Directors, under the Stock Incentive Plan.

Additionally, any non-executive Chairperson of the Board of our Board of Directors is paid an annual retainer fee of $130,000 for service as Chairperson of the Board of our Board of Directors.

The following table provides information concerning the compensation of Directors of the Company for the fiscal year ended December 31, 2023.

Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)	All Other Compensation($)(3)	Total($)

Anthony J. Allott(4)	$130,000	$ 0	$0	$0	$0	$ 0	$130,000
Leigh J. Abramson(5)	$159,000	$124,965	$0	$0	$0	$12,503	$296,468
William T. Donovan(5)	$159,000	$124,965	$0	$0	$0	$10,525	$294,490
Kimberly A. Fields(5)	$134,000	$124,965	$0	$0	$0	$10,393	$269,358
Adam J. Greenlee(6)	$ 0	$ 0	$0	$0	$0	$ 0	$ 0
D. Greg Horrigan(7)	$ 45,632	$ 0	$0	$0	$0	$ 6,186	$ 51,818
Joseph M. Jordan(5)	$159,000	$124,965	$0	$0	$0	$ 1,870	$285,835
Robert B. Lewis (6)	$ 0	$ 0	$0	$0	$0	$ 0	$ 0
Brad A. Lich(5)	$134,000	$124,965	$0	$0	$0	$ 9,720	$268,685
Niharika Ramdev(5)	$134,000	$199,271	$0	$0	$0	$ 0	$333,271

(1)

For Mr. Allott, the amount in column (b) represents the amount paid to him for services as the non-executive Chairperson of the Board of our Board of Directors in 2023. For each of Messrs. Abramson, Donovan, Horrigan, Jordan and Lich and Ms. Fields and Ms. Ramdev, the amount in column (b) represents the amount paid to such person for services as a Director and on committees of the Board of Directors as described above.

(2)

For each of Messrs. Abramson, Donovan, Jordan and Lich and for Ms. Fields and Ms. Ramdev, the amount in column (c) reflects the grant date fair value of 2,748 restricted stock units (representing the right to receive 2,748 shares of Common Stock upon vesting) granted on May 31, 2023 pursuant to and under the Stock Incentive Plan. For Ms. Ramdev, who was appointed as a Director of the Company subsequent to the annual meeting of stockholders of the Company in 2022, the amount in column (c) also reflects the grant date fair value of an additional 1,634 restricted stock units (representing the right to receive 1,634 shares of Common Stock upon vesting) granted to her on May 31, 2023 pursuant to and under the Stock Incentive Plan and as described above. These additional restricted stock units granted to Ms. Ramdev reflect the pro rata amount of the annual equity based director award granted to Directors in 2022, based on the number of days that Ms. Ramdev served as a Director of the Company following the annual meeting of stockholders of the Company in 2022 to and including the annual meeting of stockholders of the Company in 2023. All of these restricted stock units vest in a single installment on the date of the following annual meeting of stockholders of the Company. The grant date fair value of such restricted stock units was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on May 31, 2023 by such number of restricted stock units, in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation (“FASB ASC Topic 718”).

(3)

For Mr. Abramson, the amount in column (g) consists of dividend equivalents of $1,870 paid on unvested restricted stock units upon their vesting and dividend equivalents of $10,633 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Donovan, the amount in column (g) consists of dividend equivalents of $1,870 paid on unvested restricted stock units upon their vesting and dividend equivalents of $8,655 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Ms. Fields, the amount in column (g) consists of dividend equivalents of $1,870 paid on unvested restricted stock units upon their vesting and dividend equivalents of $8,523 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Horrigan, the amount in column (g) consists of dividend equivalents of $1,870 paid on unvested restricted stock units upon their vesting and dividend equivalents of $4,316 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Jordan, the amount in column (g) consists of dividend equivalents of $1,870 paid on unvested restricted stock units upon their vesting. For Mr. Lich, the amount in column (g) consists of dividend equivalents of $1,870 paid on unvested restricted stock units upon their vesting and dividend equivalents of $7,850 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred.

(4)

In 2023, Mr. Allott was Chairperson of the Board of our Board of Directors in a non-executive capacity and received an annual retainer fee of $130,000 for service as Chairperson of the Board of our Board of Directors. Mr. Allott also continued to serve as an employee of the Company providing certain advisory services. Since Mr. Allott was an employee of the Company during 2023, Mr. Allott was not paid any other annual retainer for services as a Director of the Company and did not receive any director award under the Stock Incentive Plan. For 2023, Mr. Allott received a salary of $110,000 for his services as an employee of the Company providing certain advisory services. In addition, as an employee of the Company in 2023, Mr. Allott received $594 in group term life insurance premiums paid on his behalf in 2023 and an award of 2,748 restricted stock units granted to him on May 31, 2023 under the Stock Incentive Plan with a grant date fair value of $124,965 (calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on the grant date of such restricted stock units by the number of restricted stock units granted on such grant date in accordance with FASB ASC Topic 718).

(5)	The aggregate number of outstanding restricted stock units held by each of our non-employee Directors as of December 31, 2023 is as follows:

Mr. Abramson – 2,748 unvested restricted stock units and 15,477 vested but deferred restricted stock units

Mr. Donovan – 2,748 unvested restricted stock units and 12,729 vested but deferred restricted stock units

Ms. Fields – 2,748 unvested restricted stock units and 12,546 vested but deferred restricted stock units

Mr. Jordan – 2,748 unvested restricted stock units

Mr. Lich – 2,748 unvested restricted stock units and 11,611 vested but deferred restricted stock units

Ms. Ramdev – 4,382 unvested restricted stock units

There were no outstanding stock options held by any of our non-employee Directors as of December 31, 2023.

(6)

Messrs. Greenlee and Lewis are officers and employees of the Company. Accordingly, neither Mr. Greenlee nor Mr. Lewis received an annual retainer, any director award under the Stock Incentive Plan or any other compensation for services as a Director of the Company.

(7)

Mr. Horrigan served as a Director of the Company during 2023 until his retirement from our Board of Directors on May 30, 2023 following the end of his term as Director at the 2023 annual meeting of stockholders of the Company.

EXECUTIVE OFFICERS

Our Board of Directors appoints the officers of the Company. The officers of our subsidiaries are appointed by the respective boards of directors of our subsidiaries. We provide below certain information concerning the current executive officers of the Company, including each individual’s age (as of December 31, 2023). Information concerning Mr. Greenlee, our Chief Executive Officer and President, and Mr. Lewis, our Executive Vice President, Corporate Development and Administration, is set forth in the section of this Proxy Statement titled “Election of Directors.” There are no family relationships among any of the directors or executive officers of the Company.

Frank W. Hogan, III, age 63, has been our Executive Vice President, General Counsel and Secretary since January 2023. From June 2002 until December 2022, he was our Senior Vice President, General Counsel and Secretary. From June 1997 until June 2002, Mr. Hogan was our Vice President, General Counsel and Secretary. From September 1995 until June 1997, Mr. Hogan was a partner at the law firm of Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman LLP). From April 1988 to September 1995, Mr. Hogan was an associate at that firm.

Shawn C. Fabry, age 46, has been our Senior Vice President, Corporate Development since August 2023. From September 2018 through February 2024, he was a Senior Vice President of Silgan Containers, our U.S. metal container operations, and from September 2018 until August 2023 he also served as Chief Financial Officer of Silgan Containers. From June 2015 until August 2018, he was Vice President, Chief Financial Officer and Assistant Secretary of Silgan Plastics, our plastic container operations. Prior to that, Mr. Fabry served in various positions with subsidiaries of the Company following the Company’s acquisition of IPEC Global, Inc., a manufacturer of plastic closures, in November 2010. Prior to that, Mr. Fabry was employed by IPEC Global, Inc. in various positions, last serving as its Chief Financial Officer.

Jay A. Martin, age 50, has been our Senior Vice President since March 2023 and President of Silgan Plastics, our plastic container operations, since August 2015. From January 2021 until March 2023, he was our Vice President. Prior to that, Mr. Martin was President of Silgan Plastic Closure Solutions from October 2012 until August 2015, and he was Vice President and General Manager of Silgan ipec Corporation from November 2010 until October 2012. Silgan Plastic Closure Solutions and Silgan ipec Corporation manufacture plastic closures within our closures business. Prior to November 2010, Mr. Martin was employed by IPEC Global, Inc. in various leadership positions from May 1996 until its acquisition by our closures business in November 2010, last serving as its Chief Operating Officer.

B. Frederik Prinzen, age 65, has been our Senior Vice President, Corporate Development since February 2014. From July 2008 until February 2014, Mr. Prinzen was our Vice President, Corporate Development. Previously, Mr. Prinzen was Chief Operating Officer of Alcan Pharmaceutical Packaging – Americas, a division of Alcan, Inc. Prior to that, Mr. Prinzen held various management positions with Shorewood Packaging Corporation, a subsidiary of International Paper Company, since 1993, last serving as Senior Vice President, Consumer Products Business and Senior Vice President, Manufacturing. Mr. Prinzen began his career in the consumer goods packaging industry with Paperboard Industries Corporation in 1987.

Kimberly I. Ulmer, age 56, has been our Senior Vice President and Chief Financial Officer since March 2023. Ms. Ulmer was also our Treasurer until January 2024. From January 2022 until March 2023, she was our Senior Vice President, Finance and Treasurer. From January 2018 through December 2021, Ms. Ulmer was our Vice President, Finance and Treasurer. From March 2006 until January 2018, Ms. Ulmer was our Vice President and Controller. Previously, Ms. Ulmer was our Controller since September 2004. From May 2003 until September 2004, Ms. Ulmer was Controller, Accounting Policies and Compliance for General Electric Vendor Financial Services, a unit of General Electric Capital Corporation. Prior to that, Ms. Ulmer was employed by Quebecor World Inc. (formerly World Color Press, Inc.) from August 1997 until April 2003, last serving as Vice President, Assistant Controller.

Stacey J. McGrath, age 52, has been our Vice President, Tax since January 2022. From April 2016 until January 2022, Ms. McGrath worked at KPMG LLP as Senior Director, Mergers & Acquisitions – Tax and National Tax Transformation. From August 2011 until April 2016, she served as Senior Executive Director, International Tax, Corporate Planning Group for United Technologies Corporation. From July 2005 until August 2011, she was Vice President, International Tax and Senior Tax Counsel for GE Energy Financial Services and GE Capital Solutions at GE Capital. Prior to that, Ms. McGrath was Senior Manager, International Tax Services at PricewaterhouseCoopers LLP from 1999 to 2005. Ms. McGrath began her career at Deloitte & Touche from 1996 to 1998.

Daniel P. Murphy, age 53, has been our Vice President and Controller since January 2022 and our Treasurer since January 2024. Previously, Mr. Murphy was our Controller since January 2018. From March 2008 until January 2018, Mr. Murphy was our Assistant Controller. Prior to that, Mr. Murphy was our Director of Accounting from August 2006 until March 2008. Prior to that, Mr. Murphy was employed by Vertrue Incorporated from 1997 to 2006. Mr. Murphy began his career at Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP, from 1992 to 1997.

Thomas J. Snyder, age 57, has been President of Silgan Containers, our U.S. metal container operations, since October 2007. Prior to that, Mr. Snyder was Executive Vice President of Silgan Containers from July 2006 until October 2007 and Vice President – Sales & Marketing of Silgan Containers from July 2002 until July 2006. Mr. Snyder was Director of Sales of Silgan Containers from May 2000 until July 2002 and a National Account Manager for Silgan Containers from May 1993 until May 2000.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer or controller in order to deter wrongdoing and to promote the conduct of the Company’s business in an honest, lawful and ethical manner. A copy of this Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

On November 28, 2022, the Company and R. Philip Silver, a founder of the Company who was a Director on our Board of Directors until his retirement on November 2, 2022, and D. Greg Horrigan, a founder of the Company who was a Director on our Board of Directors until his retirement on May 30, 2023, entered into the Stockholders Agreement, which amended and restated a previous stockholders agreement among such parties pursuant to which Messrs. Silver and Horrigan had the contractual right to nominate for election all Directors of the Company. Such previous stockholders agreement had replaced in its entirety a prior stockholders agreement entered into among Messrs. Silver and Horrigan, the Company and the other parties thereto at the time of the initial public offering of shares of Common Stock of the Company on February 14, 1997. Such prior stockholders agreement had replaced prior agreements entered into in December 1993 and in June 1989 among the parties thereto, including the founding stockholders of the Company. Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates, family members, trusts and estates) has the contractual right to nominate for election one individual as a member of the Board of Directors of the Company, provided that such nominee is either Mr. Silver or Mr. Horrigan, so long as the Group beneficially owns at least five percent of the outstanding Common Stock of the Company. As of the date of this Proxy Statement, the Group beneficially owns at least five percent of the outstanding shares of our Common Stock. The Stockholders Agreement terminates upon the death or disability of both of Messrs. Silver and Horrigan.

Other

In 2023, there were ordinary course transactions in which certain of our subsidiaries purchased raw materials from two companies, on one of which one of our Directors serves as an executive officer and on one of which one of our Directors serves as a director and, through his employer, as an investor. In each case, our Directors did not direct any such purchases. None of these transactions constituted a related party transaction that required approval by the Audit Committee.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company is required to approve any related party transactions that are required to be disclosed under applicable securities rules. In evaluating any such proposed reportable transaction, the Audit Committee will consider the specific facts and circumstances of each transaction, which facts and circumstances will include the related person’s interest in the transaction, whether the transaction is being negotiated on an arm’s length basis, whether the terms of the transaction are fair to the Company and whether the terms of the transaction with the related person are no less favorable to the Company than could be obtained with a non-related third party under similar circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2023, the Compensation Committee of our Board of Directors consisted of Messrs. Abramson, Donovan, Jordan and Lich and Ms. Fields and Ms. Ramdev, none of whom was an officer, former officer or employee of the Company. During 2023, none of our executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In the table below, we provide information, as of the Record Date, with respect to the beneficial ownership of our Common Stock by (i) each current director and each Named Executive Officer (as defined in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis”) of the Company, (ii) each person or entity who is known by the Company to own beneficially more than 5% of our Common Stock and (iii) by all current executive officers and directors of the Company as a group. Except as otherwise described below, each of the persons named in the table below has sole voting and investment power with respect to the securities beneficially owned.

	Number of Shares of Common Stock Owned	Percentage Ownership of Common Stock(1)

Anthony J. Allott(2)	537,120	*
Leigh J. Abramson(3)	25,725	*
William T. Donovan(4)	23,712	*
Kimberly A. Fields(5)	15,294	*
Adam J. Greenlee(6)	184,758	*
Joseph M. Jordan(7)	29,437	*
Robert B. Lewis(8)	148,813	*
Brad A. Lich(9)	14,359	*
Niharika Ramdev(10)	4,382	*
Frank W. Hogan, III(11)	240,901	*
Kimberly I. Ulmer(12)	47,136	*
Jay A. Martin(13)	146,539	*
Thomas J. Snyder(14)	16,140	*
All current executive officers and directors as a group(17 persons)(15)	1,480,886	1.39%
R. Philip Silver(16)	12,574,773	11.78%
D. Greg Horrigan(17)	10,088,780	9.45%
The Vanguard Group(18)	8,545,772	8.00%
JPMorgan Chase & Co.(19)	7,326,310	6.86%
BlackRock, Inc.(20)	7,025,743	6.58%

(1)	An asterisk denotes beneficial ownership of 1% or less of our Common Stock.

(2)

Mr. Allott is a Director of the Company. The number of shares of our Common Stock owned by Mr. Allott consists of 534,372 shares of our Common Stock owned by him and 2,748 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(3)

Mr. Abramson is a Director of the Company. The number of shares of our Common Stock owned by Mr. Abramson consists of 7,500 shares of our Common Stock owned by family trusts for which he has voting and dispositive power, 15,477 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him for which he has deferred receipt and 2,748 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(4)

Mr. Donovan is a Director of the Company. The number of shares of our Common Stock owned by Mr. Donovan consists of 8,235 shares of our Common Stock owned by him, 12,729 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him for which he has deferred receipt and 2,748 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(5)

Ms. Fields is a Director of the Company. The number of shares of our Common Stock owned by Ms. Fields consists of 12,546 shares of our Common Stock that are issuable to her for restricted stock units granted to her for which she has deferred receipt and 2,748 shares of our Common Stock that will be issuable to her for restricted stock units granted to her pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(6)	Mr. Greenlee is a Director of the Company. The amount beneficially owned by Mr. Greenlee consists of 184,758 shares of our Common Stock owned by him.

(7)

Mr. Jordan is a Director of the Company. The number of shares of our Common Stock owned by Mr. Jordan consists of 26,689 shares of our Common Stock owned by him and 2,748 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(8)	Mr. Lewis is a Director of the Company. The amount beneficially owned by Mr. Lewis consists of 148,813 shares of our Common Stock owned by him.

(9)

Mr. Lich is a Director of the Company. The number of shares of our Common Stock owned by Mr. Lich consists of 11,611 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him for which he has deferred receipt and 2,748 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(10)

Ms. Ramdev is a Director of the Company. The number of shares of our Common Stock owned by Ms. Ramdev consists of 4,382 shares of our Common Stock that will be issuable to her for restricted stock units granted to him pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(11)	The number of shares of our Common Stock owned by Mr. Hogan consists of 240,901 shares of our Common Stock owned by him.

(12)	The number of shares of our Common Stock owned by Ms. Ulmer consists of 47,136 shares of our Common Stock owned by her.

(13)	The number of shares of our Common Stock owned by Mr. Martin consists of 146,539 shares of our Common Stock owned by him.

(14)	The number of shares of our Common Stock owned by Mr. Snyder consists of 16,140 shares of our Common Stock owned by him.

(15)

The number of shares of our Common Stock owned by all current executive officers and directors of the Company as a group includes 73,233 shares of our Common Stock that are issuable related to (i) vested restricted stock units granted pursuant to a prior equity compensation plan of the Company for which receipt has been deferred and (ii) restricted stock units granted pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(16)

All information regarding Mr. Silver is based solely upon Amendment No. 21 to Schedule 13G filed jointly by Mr. Silver and Mr. Horrigan with the SEC on February 12, 2024, reporting beneficial ownership as of December 31, 2023. The amount beneficially owned by Mr. Silver consists of 61,411 shares of our Common Stock owned directly by him over which he has sole voting and dispositive power, 12,144,274 shares of our Common Stock owned by a family revocable trust of which he is the trustee with sole voting and dispositive power and 369,088 shares of our Common Stock owned by family trusts of which he is the investment trustee with sole voting and dispositive power. The address for Mr. Silver is c/o Silgan Holdings Inc., 4 Landmark Square, Suite 400, Stamford, Connecticut 06901.

(17)

All information regarding Mr. Horrigan is based solely upon Amendment No. 21 to Schedule 13G filed jointly by Mr. Silver and Mr. Horrigan with the SEC on February 12, 2024, reporting beneficial ownership as of December 31, 2023 and a subsequent Form 4 filed by Mr. Horrigan with the SEC on February 16, 2024. The amount beneficially owned by Mr. Horrigan consists of 26,813 shares of our Common Stock owned directly by him over which he has sole voting and dispositive power, 34,634 shares of our Common Stock owned by a family trust of which he is the trustee with sole voting and dispositive power, 8,783,749 shares of our Common Stock owned by a community property trust of which he and his spouse are co-trustees with shared voting and dispositive power, 1,233,584 shares of our Common Stock owned by the Horrigan Family Limited Partnership of which his spouse is the sole general partner with sole voting and dispositive power and over which he may be deemed to have shared voting and dispositive power, and 10,000 shares of our Common Stock owned by a family foundation of which he and his spouse are co-trustees with shared voting and dispositive power. The address for Mr. Horrigan is c/o Silgan Holdings Inc., 4 Landmark Square, Suite 400, Stamford, Connecticut 06901.

(18)

All information regarding The Vanguard Group is based solely upon Amendment No. 8 to Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024 reporting beneficial ownership as of December 29, 2023. The Vanguard Group reported that it (i) is the beneficial owner of 8,545,772 shares of our Common Stock, (ii) has shared power to vote or direct the vote for 30,735 shares of our Common Stock, (iii) has sole power to dispose or direct the disposition of 8,422,261 shares of our Common Stock and (iv) has shared power to dispose or direct the disposition of 123,511 shares of our Common Stock. The business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, as reported in its Amendment No. 8 to Schedule 13G.

(19)

All information regarding JPMorgan Chase & Co. is based solely upon Schedule 13G filed by JPMorgan Chase & Co. with the SEC on January 12, 2024 on behalf of itself and certain of its wholly owned subsidiaries, reporting beneficial ownership as of December 29, 2023. JPMorgan Chase & Co. reported that it, along with certain of its subsidiaries, (i) is the beneficial owner of 7,326,310 shares of our Common Stock, (ii) has the sole power to vote or direct the vote for 7,051,830 shares of our Common Stock, (iii) has shared power to vote or direct the vote for 134 shares of our Common Stock, (iv) has sole power to dispose or direct the disposition of 7,326,167 shares of our Common Stock and (v) has shared power to dispose or direct the disposition of 143 shares of our Common Stock. The business address for JPMorgan Chase & Co. is 383 Madison Avenue, New York, New York 10179, as reported in its Schedule 13G.

(20)

All information regarding BlackRock, Inc. is based solely upon Amendment No. 7 to Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2024 on behalf of itself and certain of its subsidiaries, reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it, along with certain of its subsidiaries, (i) is the beneficial owner of 7,025,743 shares of our Common Stock, (ii) has the sole power to vote or direct the vote for 6,854,050 shares of our Common Stock and (iii) has sole power to dispose or direct the disposition of 7,025,743 shares of our Common Stock. The business address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001, as reported in its Amendment No. 7 to Schedule 13G.

EQUITY COMPENSATION PLAN INFORMATION

In the table below, we provide information about equity securities of the Company authorized for issuance under all of the Company’s equity compensation plans. The information is as of December 31, 2023.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	1,081,565(3)	—	3,190,836(4)
Equity compensation plans not approved by security holders	—	—	—

Total	1,081,565	—	3,190,836

(1)	This column contains information regarding restricted stock units that represent the right to receive our Common Stock only. We do not have any options, warrants or other rights outstanding.

(2)	Our outstanding restricted stock units do not have any exercise price. We do not have any options, warrants or other rights outstanding.

(3)	This amount consists of restricted stock units that represent the right to receive 1,081,565 shares of our Common Stock granted under equity compensation plans of the Company.

(4)

This amount consists of awards related to shares of our Common Stock that were available for issuance under the Stock Incentive Plan on December 31, 2023. As of the date hereof, there are 2,626,314 shares of our Common Stock available for future issuance under the Stock Incentive Plan. In accordance with the Stock Incentive Plan, each award of stock options reduces the number of shares of our Common Stock available for future issuance under the Stock Incentive Plan by the same number of shares of our Common Stock subject to the award, while each award of restricted stock or restricted stock units reduces the number of shares of our Common Stock available for future issuances under the Stock Incentive Plan by two shares for every one restricted share or restricted stock unit awarded. Please see the full text of the Stock Incentive Plan, a copy of which was included as Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 20, 2023, for information regarding the Stock Incentive Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

In this section of this Proxy Statement, we discuss the compensation for our executive officers, and we describe how we compensated our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2023 based on total compensation, or, collectively, our Named Executive Officers. On March 8, 2023, the Board of Directors of the Company appointed Kimberly I. Ulmer as Chief Financial Officer of the Company, succeeding Robert B. Lewis in such position. On the same day, the Board of Directors of the Company appointed Mr. Lewis as Executive Vice President, Corporate Development and Administration of the Company. Our Named Executive Officers for the fiscal year ended December 31, 2023 were:

•	Adam J. Greenlee, our Chief Executive Officer and President;

•	Robert B. Lewis, our Executive Vice President, Corporate Development and Administration and, through March 7, 2023, our Chief Financial Officer;

•	Frank W. Hogan, III, our Executive Vice President, General Counsel and Secretary;

•	Kimberly I. Ulmer, our Senior Vice President and, since March 8, 2023, our Chief Financial Officer;

•	Jay A. Martin, our Senior Vice President and President of Silgan Plastics; and

•	Thomas J. Snyder, President of Silgan Containers.

Compensation Committee

The Compensation Committee is governed by a written charter approved by the Board of Directors of the Company. Pursuant to the Compensation Committee’s written charter, the Board of Directors of the Company has empowered the Compensation Committee to review and approve matters relating to the compensation of the Chief Executive Officer of the Company and all other executive officers of the Company. Pursuant to its charter, the Compensation Committee is also responsible for administering the Company’s equity compensation plans in which any executive officer of the Company participates (including the Stock Incentive Plan), including making awards and grants under such plans, setting performance goals for awards and grants as applicable under such plans, confirming performance levels as applicable in respect of performance awards made under such plans and interpreting and prescribing rules for administering such plans. The Compensation Committee also oversees and monitors the Company’s compensation policies, practices and programs for executive officers of the Company in light of the compensation philosophy and objectives of the Company. Additionally, the Compensation Committee reviews and makes recommendations to the Board of Directors of the Company relating to the compensation of Directors of the Company.

As required by its charter, the Compensation Committee must review and consider the outcome of any advisory vote of the stockholders of the Company at an annual meeting of stockholders regarding the compensation of the named executive officers of the Company. In addition, the Compensation Committee is required to review and assess the adequacy of its charter annually and recommend any proposed changes to its charter to the Board of Directors of the Company. In carrying out its responsibilities, the Compensation Committee has the authority, in its sole discretion, to retain and obtain advice of compensation consultants, legal counsel and other advisers, and the Company is required to provide funding therefor.

The Compensation Committee is currently comprised of six members, Leigh J. Abramson, William T. Donovan, Kimberly A. Fields, Joseph M. Jordan, Brad A. Lich and Niharika Ramdev. Mr. Abramson is the Chairperson of the Compensation Committee. As required by its charter, all members of the Compensation Committee are (i) “independent directors” as required under the applicable rules of the NYSE, (ii) “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and (iii) “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

In accordance with its charter, the Compensation Committee has reviewed and discussed with the Company’s management this Compensation Discussion and Analysis and has recommended to the Board of Directors of the Company that this Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Committee has also reviewed and approved the Compensation Committee Report included in this Proxy Statement as required by its charter.

Compensation Philosophy

The Compensation Committee strives to establish a compensation program for the executive officers of the Company that meets the following objectives:

1.	attracts and retains executive officers and provides fair compensation, taking into account responsibilities and the employment markets in which the Company and its subsidiaries compete;

2.	rewards executive officers for achieving the Company’s short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking; and

3.	aligns the interests of the Company’s executive officers and stockholders.

The components of the compensation program for all executive officers of the Company are base salary, annual cash incentive bonus and equity-based compensation consisting primarily of restricted stock units and performance awards of restricted stock units. The Compensation Committee believes that restricted stock units foster more balanced risk taking because they are more closely linked to direct ownership of stock than other forms of equity-based compensation. By including a combination of cash and at-risk equity compensation, the Compensation Committee believes that the Company’s executive compensation program is consistent with its business strategy and does not encourage its executive officers to take excessive risks that might threaten the long-term value of the Company. In addition, executive officers of the Company, other than Mr. Greenlee, our Chief Executive Officer, or CEO, and President, and Mr. Lewis, receive other benefits typically provided to officers (such as retirement benefits and medical benefits), as further described below in “—Retirement and Other Benefits.”

2023 Advisory Vote on Compensation of Named Executive Officers

At our annual meeting of stockholders in 2023, pursuant to an advisory vote our stockholders overwhelmingly approved the compensation provided to our Named Executive Officers in 2022, with approximately 95% of the votes cast approving such compensation. The Compensation Committee reviewed and considered the results of the advisory vote of our stockholders in 2023 on the compensation of our Named Executive Officers and did not implement any changes as a result of such advisory vote of our stockholders.

Base Salary

The Compensation Committee endeavors to set base salaries for executive officers that enable the Company to attract and retain such officers and provide fair compensation taking into account relevant employment markets. The base salary for an individual executive officer is targeted such that the total compensation for such person is at a competitive level for individuals with similar responsibilities at manufacturing companies of a similar size, including packaging related companies.

Generally, each executive officer’s salary is reviewed on an annual basis by the Compensation Committee and may be adjusted based on:

(i)	a general increase associated with inflation in the cost of living;

(ii)	a change in the individual’s responsibilities; and

(iii)	changes in competitive pay levels.

In making such determinations for our Named Executive Officers, the Compensation Committee has generally reviewed publicly available compensation data including from the following manufacturing companies: AptarGroup, Inc.; Avery Dennison Corporation; Ball Corporation; Berry Global Group, Inc.; Clearwater Paper Corporation; Crown Holdings, Inc.; Graphic Packaging Holding Company; Greif, Inc.; O-I Glass, Inc.; Packaging Corporation of America; Pactiv Evergreen Inc.; Sealed Air Corporation; Sonoco Products Company; Sylvamo Corp.; and WestRock Co. Although the Compensation Committee does not use benchmarking to determine any element of compensation, the Compensation Committee believes that it is important from time to time to review compensation information from other appropriate companies to gain a general understanding of the competitiveness of the Company’s compensation program. For all other executive officers of the Company, the Compensation Committee reviews recommendations of the CEO of the Company and other information available to the Compensation Committee. For 2023, the salaries of each of Messrs. Greenlee, Lewis, Hogan, Martin and Snyder and Ms. Ulmer were increased 3.5 percent based on a general increase associated with inflation in the cost of living. In addition, the salaries of each of Messrs. Greenlee and Hogan were increased an additional 2.8 percent and 6.9 percent, respectively, based on competitive pay levels. Effective March 8, 2023, the salary of Ms. Ulmer was increased an additional 27.8 percent in connection with her appointment as Chief Financial Officer of the Company.

Annual Cash Bonuses under Incentive Programs

All executive officers of the Company are eligible to receive annual cash bonuses, which are provided to enable the Company to attract and retain such officers and provide fair compensation taking into account responsibilities and relevant employment markets. Additionally, the Compensation Committee uses annual cash bonuses to reward executive officers for achieving the Company’s financial and non-financial goals. Executive officers of the Company are eligible for an annual cash bonus based on a percentage of their annual base salary that is determined generally based on the person’s responsibilities. In addition, the Compensation Committee may provide an executive officer with a cash bonus for a special assignment or in extraordinary circumstances where warranted.

The table below sets forth summary information for 2023 for our Named Executive Officers with regard to the incentive plan or program in which such individual participated, the bonus range, target bonus award and maximum bonus award as a percentage of salary for each such individual, the actual bonus award for each such individual and the actual bonus award as a percentage of salary for each such individual.

2023 Annual Cash Bonuses under Incentive Programs

Name	Name of Plan or Program	Bonus Range as a % of Salary	Target Bonus Award as a % of Salary	Maximum Bonus Award as a % of Salary	Actual Bonus Award ($)	Actual Bonus Award as a % of Salary

Adam J. Greenlee	Senior Executive	0% - 100%	100%	100%	$550,000(1)	50%(1)
(Chief Executive Officer and President)	Performance Plan

Robert B. Lewis	Holdings Executive	0% - 75%	75%	75%	$275,516(1)	37.5%(1)
(Executive Vice President, Corporate Development and Administration and former Chief Financial Officer)(2)	Officer Program

Frank W. Hogan, III	Holdings Executive	0% - 75%	75%	75%	$225,000(1)	37.5%(1)
(Executive Vice President, General Counsel and Secretary)	Officer Program

Kimberly I. Ulmer	Holdings	0% - 46.4%	46.4%	92.8%	$0(4)	0%(4)
(Senior Vice President and Chief Financial Officer)(2)(3)	Officer Program

Jay A. Martin	Incentive program	0% - 60%	30%	60%	$26,941	5%
(Senior Vice President and President of Silgan Plastics)	for our plastic container operations

Thomas J. Snyder	Incentive program	0% - 60%	30%	60%	$194,218	25.32%
(President of Silgan Containers)	for our U.S. metal container operations

(1)

As described below, the Company achieved 95% of its performance goal target for 2023 under the Senior Executive Performance Plan and the Holdings Executive Officer Program, entitling Messrs. Greenlee, Lewis and Hogan to annual cash bonuses for 2023 of 95%, 71.25% and 71.25% of their annual salaries, respectively. Despite that, Messrs. Greenlee, Lewis and Hogan voluntarily recommended to the Compensation Committee that their annual cash bonuses paid for 2023 under the Senior Executive Performance Plan and the Holdings Executive Officer Program be reduced to 50%, 37.5% and 37.5% of their annual salaries, respectively, and the Compensation Committee accepted their recommendations for their annual cash bonuses for 2023.

(2)

Through March 7, 2023, Mr. Lewis was Executive Vice President and Chief Financial Officer of the Company. On March 8, 2023, the Board of Directors of the Company appointed Ms. Ulmer as Chief Financial Officer of the Company, succeeding Mr. Lewis in such position. On the same day, the Board of Directors of the Company appointed Mr. Lewis as Executive Vice President, Corporate Development and Administration of the Company.

(3)

In connection with Ms. Ulmer’s appointment as Chief Financial Officer of the Company, effective March 8, 2023, the Compensation Committee approved (i) a $103,356 increase in the annual base salary for Ms. Ulmer from $371,644 to $475,000, effective March 8, 2023, and (ii) an increase in the target for the annual cash bonus for Ms. Ulmer for 2023 to 50% of her annual salary received from and after March 8, 2023, with her target for her annual cash bonus remaining at 30% of her annual salary received prior to

March 8, 2023, all calculated and determined as previously approved by the Compensation Committee. Accordingly, Ms. Ulmer was eligible to receive a target annual cash bonus for 2023 of 46.4% of her annual base salary in 2023.

(4)	In recognition of her contributions to the Company in 2023, the Compensation Committee awarded Ms. Ulmer a discretionary cash bonus of $45,000 for 2023.

Annual cash bonuses are paid to Mr. Greenlee under the Company’s Senior Executive Performance Plan, as amended, or the Senior Executive Performance Plan. For 2023, Mr. Greenlee was the only participant in the Senior Executive Performance Plan. Pursuant to the Senior Executive Performance Plan, Mr. Greenlee could be eligible for an annual cash bonus of up to 200% of his annual base salary, with such maximum amount of Mr. Greenlee’s annual target cash bonus being set annually by the Compensation Committee. For 2023, the Compensation Committee evaluated competitive data and approved a maximum annual target cash bonus for Mr. Greenlee of 100% of his annual base salary. In setting the maximum amount of the annual target cash bonus for Mr. Greenlee, the Compensation Committee based its determination on its objective of retaining Mr. Greenlee and providing him with fair overall annual cash compensation taking into account his responsibilities and relevant employment markets.

For 2023, Messrs. Lewis and Hogan participated in a bonus program, or the Holdings Executive Officer Program, which was approved by the Compensation Committee and under which annual cash bonuses were calculated on the same basis as under the Senior Executive Performance Plan. For 2023, the Compensation Committee approved maximum annual target cash bonuses for each of Messrs. Lewis and Hogan in an amount of 75% of their respective annual base salaries.

Under the Senior Executive Performance Plan and the Holdings Executive Officer Program, at the beginning of each year, the Compensation Committee establishes a performance goal and a performance goal target for the Company for that year. Following such year, the Compensation Committee confirms the extent to which the performance goal target for such year was met. If the performance goal target was met, then the participants under this plan and this program would receive the annual target cash bonus for which he was eligible for that year. If the performance goal target was not met, then the participant would receive a pro rata amount of the annual target cash bonus for which he was eligible for that year. For 2023, the performance goal established by the Compensation Committee under this plan and this program was the earnings before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from any foreign currency devaluations and other pension income (expense) from U.S. pension plans (Adjusted EBITDA) of the Company, subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures completed during 2023 and unusual gains and unusual losses, and the performance goal target for the annual target cash bonus was the Adjusted EBITDA level of the Company for 2022 ($916.5 million, which now excludes other pension income (expense) from U.S. pension plans consistent with the Company’s publicly reported financial information, since it is not reflective of the Company’s operational performance as a result of the Company moving to a liability driven investment strategy for 2023 for its U.S. pension plans which were overfunded by approximately 129 percent at December 31, 2022), with the amount of the annual bonus under this plan and this program calculated based on the following formula:

X multiplied by the Company’s Adjusted EBITDA for 2023; with X being equal to a percentage, the numerator of which is the maximum annual target cash bonus for a particular person and the denominator of which is the Company’s Adjusted EBITDA for 2022.

The Company’s Adjusted EBITDA for 2023 was $870.7 million, or 95% of the Company’s Adjusted EBITDA for 2022. Therefore, each of Messrs. Greenlee, Lewis and Hogan was entitled to an annual cash bonus for 2023 equal to 95% of his annual target cash bonus for 2023, or 95%, 71.25% and 71.25% of their annual base salaries in 2023, respectively. Despite that, Messrs. Greenlee, Lewis and Hogan voluntarily recommended to the

Compensation Committee that their annual cash bonuses paid for 2023 under the Senior Executive Performance Plan and the Holdings Executive Officer Program be reduced to 50%, 37.5% and 37.5% of their annual salaries, respectively, and the Compensation Committee accepted their recommendations for their annual cash bonuses for 2023.

For 2024, Mr. Greenlee is the only participant in the Senior Executive Performance Plan. Pursuant to the Senior Executive Performance Plan, Mr. Greenlee could be eligible for an annual cash bonus of up to 200% of his annual base salary, with the maximum amount of Mr. Greenlee’s annual target cash bonus being set annually by the Compensation Committee. For 2024, the Compensation Committee evaluated competitive data and approved a maximum annual target cash bonus for Mr. Greenlee of 100% of his annual base salary. In setting the maximum amount of the annual target cash bonus for Mr. Greenlee, the Compensation Committee bases its determination on its objective of retaining Mr. Greenlee and providing him with fair overall annual cash compensation taking into account his responsibilities and relevant employment markets.

For 2024, the Compensation Committee set the performance goal for Mr. Greenlee under the Senior Executive Performance Plan as the Adjusted EBITDA of the Company, subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures completed during 2024 and unusual gains and unusual losses, and the performance goal target for the maximum amount of his annual bonus as the Adjusted EBITDA of the Company in 2023, with the manner for calculating the amount of his annual bonus being the same as in 2023. If the performance goal target is met, then Mr. Greenlee will receive his annual target cash bonus for which he is eligible, or 100% of his annual salary. If the performance goal target is not met, then Mr. Greenlee will receive a pro rata amount of his annual target cash bonus for which he is eligible. In setting the performance goal under the Senior Executive Performance Plan, the Compensation Committee chose net income before interest, taxes, depreciation and amortization and rationalization charges of the Company because it believes that it is an important and accepted measure of performance of the Company, and the Compensation Committee decided to exclude acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from any foreign currency devaluations and other pension income (expense) for U.S. pension plans from such calculation because such items are generally non-recurring and/or not indicative of the Company’s operating results. For 2024, the Compensation Committee approved an annual cash bonus program for each of Messrs. Lewis and Hogan pursuant to which each of them is eligible to receive a maximum annual target cash bonus in an amount of 75% of his annual base salary received in 2024, with the amount of such annual cash bonus being calculated on the same basis that an annual cash bonus is calculated for Mr. Greenlee for 2024 under the Senior Executive Performance Plan.

The Compensation Committee established annual bonus programs applicable to Messrs. Greenlee, Lewis and Hogan that are different from the annual cash bonus programs applicable to the other executive officers of the Company because they assist the Compensation Committee in establishing the annual cash bonus programs for the other executive officers of the Company, including setting financial and non-financial goals under such programs and determining whether goals were met under such programs. The Compensation Committee believes it is important that it receive an unbiased view from members of top management in establishing such programs, and believes that the best way to accomplish this objective is to not have those assessing such programs participate in them so that these individuals have no conflict of interest. Additionally, the objectives of the annual cash bonus programs for Messrs. Greenlee, Lewis and Hogan are to retain such individuals and provide them with fair overall annual compensation taking into account relevant employment markets, and such programs are not meant primarily as an award for short-term financial performance. The Compensation Committee believes that it is more advantageous for the Company that Messrs. Greenlee, Lewis and Hogan focus more on long-term creation of stockholder value rather than short-term goals. Accordingly, the Compensation Committee establishes a performance goal target with respect to annual bonuses payable to Messrs. Greenlee, Lewis and Hogan that, although not certain, should be attainable.

For 2023, Ms. Ulmer, Senior Vice President and Chief Financial Officer of the Company, participated in an incentive program for the other officers of the Company located at its corporate office. Under such incentive program, as approved by the Compensation Committee, Ms. Ulmer was eligible for an annual target bonus for

2023 of 46.4% of her annual salary received in 2023, based upon the achievement of a financial goal for 2023 by the Company. The financial goal for the Company for 2023, as approved by the Compensation Committee, was its 2023 budgeted net income before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements, the impact from any foreign currency devaluations, costs attributed to announced acquisitions, other pension income (expense) for U.S. pension plans and acquired intangible asset amortization expense and subject to further adjustment as determined by the Compensation Committee for unusual gains, unusual losses, unusual business impacts and acquisitions and/or divestitures completed during 2023 (Adjusted EBIT). The budgeted Adjusted EBIT for 2023 of the Company was compared to the actual Adjusted EBIT for 2023 of the Company. If the actual Adjusted EBIT of the Company for 2023 was between 96% and 104% of the budgeted Adjusted EBIT of the Company for 2023, then Ms. Ulmer would have been entitled to 100% of her annual cash bonus (i.e., 46.4% of her annual salary). If the actual Adjusted EBIT of the Company for 2023 was less than 96% (but more than 88%) or greater than 104% (up to 112%) of the budgeted Adjusted EBIT for 2023, then Ms. Ulmer’s bonus would have been adjusted on a pro rata basis on a sliding scale based on the chart below, as follows:

Percentage of Financial Goal Achieved	Percentage of Annual Salary to be Paid as a Bonus Based on Achievement of Financial Goal

88%	0%
96%	46.4%
100%	46.4%
104%	46.4%
112%	92.8%

The Company’s actual Adjusted EBIT for 2023 was $659.3 million, which was 85.1% of the budgeted Adjusted EBIT. Accordingly, Ms. Ulmer did not receive any annual cash bonus under such incentive program for 2023. In recognition of her contributions to the Company in 2023, the Compensation Committee awarded Ms. Ulmer a discretionary cash bonus of $45,000 for 2023.

Annual cash bonuses are paid to participants in the incentive programs of the Company’s business operations based upon the achievement of certain financial goals and non-financial goals. Participants in those programs are viewed on a team basis for purposes of annual cash bonuses and establishing financial and non-financial goals. The Compensation Committee generally believes that a majority of the annual cash bonuses payable to managers of the Company’s business operations should be based on a financial goal. The financial goals for the Company’s business operations for a given year are established at the beginning of such year by Messrs. Greenlee, Lewis and Hogan, or the Holdings Executives, and reviewed by the Compensation Committee. The remaining portion of the annual cash bonuses for the managers of the Company’s business operations is based upon non-financial goals. Such non-financial goals for each of the Company’s business operations for a given year are established at the beginning of the year by the Holdings Executives in conjunction with the managers of such business operations and reviewed by the Compensation Committee. Such non-financial goals are generally items that both the Holdings Executives and the managers of the particular business operation desire additional attention during the year. In determining levels of achievement for non-financial goals, the Compensation Committee relies upon the subjective evaluations of the Holdings Executives, as well as their own observations of the Company’s business operations obtained from the reports given by the managers of such business operations at regular quarterly meetings of the Board of Directors of the Company. Participants in the incentive programs of the Company’s business operations can receive up to two times their target bonus amount if financial and non-financial goals of the applicable business operations are far exceeded. Generally, however, the Compensation Committee is of the view that non-financial goals, by their nature, are extremely hard to attain at a level warranting two times payment of the amount of the target bonus applicable to such non-financial goals, and therefore realistically participants can expect to receive generally between approximately 50% and 150% of the amount of their target bonus applicable to such non-financial goals.

Mr. Martin, Senior Vice President of the Company and President of Silgan Plastics, participated in an incentive program for the Company’s plastic container operations in 2023. Under the incentive program for our plastic container operations as approved by the Compensation Committee, Mr. Martin was eligible for an annual target bonus for 2023 of 30% of his annual salary received in 2023. For 2023, the Compensation Committee approved 75% of Mr. Martin’s annual target bonus of 30% of his annual salary, or 22.5% of his annual salary, being based upon the achievement of a financial goal by the Company’s plastic container operations and 25% of Mr. Martin’s annual target bonus of 30% of his annual salary, or 7.5% of his annual salary, being based upon the achievement of non-financial goals by the Company’s plastic container operations.

The financial goal for our plastic container operations for 2023, as approved by the Compensation Committee, was its budgeted Adjusted EBIT. The budgeted Adjusted EBIT for 2023 of our plastic container operations was compared to the actual Adjusted EBIT for 2023 of our plastic container operations. If the actual Adjusted EBIT of our plastic container operations for 2023 was between 96% and 104% of the budgeted Adjusted EBIT of our plastic container operations for 2023, then Mr. Martin would have been entitled to 100% of the portion of his bonus payable based upon the achievement of a financial goal by our plastic container operations for 2023 (i.e., 22.5% of his annual salary). If the actual Adjusted EBIT of our plastic container operations for 2023 was less than 96% (but more than 88%) or greater than 104% (up to 112%) of the budgeted Adjusted EBIT for our plastic container operations for 2023, then the portion of Mr. Martin’s bonus payable based upon the achievement of a financial goal by our plastic container operations for 2023 would have been adjusted on a pro rata basis on a sliding scale based on the chart below, as follows:

Percentage of Financial Goal Achieved	Percentage of Annual Salary to be Paid as a Bonus Based on Achievement of Financial Goal

88%	0%
96%	22.5%
100%	22.5%
104%	22.5%
112%	45%

The non-financial goals for our plastic container operations for 2023, as approved by the Compensation Committee, were the following:

•	market leadership;
•	operational leadership;
•	free cash flow management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

For the portion of Mr. Martin’s bonus payable based upon non-financial goals for our plastic container operations (i.e., 25% of his annual target bonus of 30% of his annual salary, or 7.5% of his annual salary), the Holdings Executives determined the percentage (based on 100%) that such non-financial goals were met and recommended such percentage to the Compensation Committee for their approval. The approved percentage is then multiplied by such portion of the target bonus payable based upon non-financial goals and such amount is added to the amount of the bonus payable for the financial goal to determine the total bonus payable for 2023.

In 2023, our plastic containers operations achieved 76.4% of its budgeted Adjusted EBIT and 67% of its non-financial goals. Accordingly, the bonus amount payable to Mr. Martin for 2023 based upon the achievement of a financial goal by our plastic container operations in 2023 was 0% of his annual salary received in 2023 in accordance with the chart above. The bonus amount payable to Mr. Martin for 2023 based upon the achievement of non-financial goals by our plastic container operations in 2023 was 5.025% of his annual salary received in 2023, calculated as follows:

67% x 7.5% = 5.025%

Therefore, Mr. Martin’s bonus for 2023 was the sum of the percentage payable for the financial goal and the percentage payable for the non-financial goals, or 5.025% (0% plus 5.025%) of his annual salary received in 2023 (which equates to approximately 16.75% of his annual target bonus of 30% of his annual salary received in 2023).

Mr. Snyder, President of the Company’s U.S. metal container operations, participated in an incentive program for the Company’s U.S. metal container operations in 2023. Under the incentive program for our U.S. metal container operations as approved by the Compensation Committee, Mr. Snyder was eligible for an annual target bonus for 2023 of 30% of his annual salary received in 2023. For 2023, the Compensation Committee approved 70% of Mr. Snyder’s annual target bonus of 30% of his annual salary, or 21% of his annual salary, being based upon the achievement of a financial goal by the Company’s U.S. metal container operations and 30% of Mr. Snyder’s annual target bonus of 30% of his annual salary, or 9% of his annual salary, being based upon the achievement of non-financial goals by the Company’s U.S. metal container operations.

The financial goal for our U.S. metal container operations for 2023, as approved by the Compensation Committee, was its budgeted Adjusted EBIT. The budgeted Adjusted EBIT for 2023 of our U.S. metal container operations was compared to the actual Adjusted EBIT for 2023 of our U.S. metal container operations. If the actual Adjusted EBIT of our U.S. metal container operations for 2023 was between 96% and 104% of the budgeted Adjusted EBIT of our U.S. metal container operations for 2023, then Mr. Snyder would have been entitled to 100% of the portion of his bonus payable based upon the achievement of a financial goal by our U.S. metal container operations for 2023 (i.e., 21% of his annual salary). If the actual Adjusted EBIT of our U.S. metal container operations for 2023 was less than 96% (but more than 88%) or greater than 104% (up to 112%) of the budgeted Adjusted EBIT for our U.S. metal container operations for 2023, then the portion of Mr. Snyder’s bonus payable based upon the achievement of a financial goal by our U.S. metal container operations for 2023 would have been adjusted on a pro rata basis on a sliding scale based on the chart below, as follows:

Percentage of Financial Goal Achieved	Percentage of Annual Salary to be Paid as a Bonus Based on Achievement of Financial Goal

88%	0%
96%	21%
100%	21%
104%	21%
112%	42%

The non-financial goals for our U.S. metal container operations for 2023, as approved by the Compensation Committee, were the following:

•	market leadership;
•	operational leadership;
•	free cash flow management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

For the portion of Mr. Snyder’s bonus payable based upon non-financial goals for our U.S. metal container operations (i.e., 30% of his annual target bonus of 30% of his annual salary, or 9% of his annual salary), the Holdings Executives determined the percentage (based on 100%) that such non-financial goals were met and recommended such percentage to the Compensation Committee for their approval. The approved percentage is then multiplied by such portion of the target bonus payable based upon non-financial goals and such amount is added to the amount of the bonus payable for the financial goal to determine the total bonus payable for 2023.

In 2023, our U.S. metal container operations achieved 94.1% of its budgeted Adjusted EBIT and 103.5% of its non-financial goals. Accordingly, the bonus amount payable to Mr. Snyder for 2023 based upon the achievement of a financial goal by our U.S metal container operations in 2023 was 16.005% of his annual salary received in 2023 in accordance with the chart above. The bonus amount payable to Mr. Snyder for 2023 based upon the achievement of non-financial goals by our U.S metal container operations in 2023 was 9.315% of his annual salary received in 2023, calculated as follows:

103.5% x 9% = 9.315%

Therefore, Mr. Snyder’s bonus for 2023 was the sum of the percentage payable for the financial goal and the percentage payable for the non-financial goals, or 25.32% (16.005% plus 9.315%) of his annual salary received in 2023 (which equates to approximately 84.41% of his annual target bonus of 30% of his annual salary received in 2023).

Equity Based Compensation

The Compensation Committee provides equity based compensation to executive officers of the Company and its subsidiaries through awards that achieve the Compensation Committee’s objectives of attracting and retaining officers and other key employees and aligning their interests with those of the stockholders of the Company. The purpose of the Company’s equity based compensation plans (including the Stock Incentive Plan), or the Plans, is to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging the attraction and retention of directors and officers and other key employees and (ii) linking directors and officers and other key employees of the Company directly to stockholder interests through stock ownership and appreciation.

The Compensation Committee is responsible for administering the Plans, including determining recipients of awards, approving awards, setting the terms and conditions of awards, and interpreting and prescribing rules for administering the Plans. The Stock Incentive Plan allows the Compensation Committee to grant awards of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

From 2005 to 2023, the Compensation Committee granted only restricted stock units and performance awards for restricted stock units under the Plans. At this time, the Compensation Committee has determined to grant only restricted stock units and performance awards for restricted stock units because it believes that restricted stock units are more closely linked to ownership of stock as compared to stock options and stock appreciation rights, thereby aligning the interests of award recipients more closely with those of our stockholders.

Under the Plans, the Compensation Committee generally granted (i) restricted stock units to newly hired individuals (including from acquisitions) and to individuals who are promoted and (ii) performance awards annually to current officers and other key employees, all as described below. In addition, the Compensation Committee may grant awards under the Plans to officers and other key employees of the Company and its subsidiaries at other times and for other purposes.

To attract new officers and other key employees (including from acquisitions), the Compensation Committee will grant restricted stock units to such new individuals, which generally will vest ratably over a five-year period or all at once in a single installment at least one year from the date of grant. The number of restricted stock units that are granted to an individual will be determined by the Compensation Committee generally on the basis of what it believes is necessary to hire and retain such individual, taking into account the salary and bonus offered to such individual and the total nominal value of such restricted stock units. The Compensation Committee may also grant restricted stock units during the course of the year to officers who are promoted, largely on the basis of the nominal value of unvested restricted stock units of such individuals as compared to a targeted multiple of such individual’s new annual base salary. The primary purpose of such equity awards is retention of the individual, and therefore these restricted stock units will generally vest ratably over a five-year period. Typically, the Compensation Committee makes grants to newly hired or promoted individuals on only up to one business day during a fiscal quarter, generally at a regularly scheduled meeting of the Compensation

Committee which generally follows the issuance by the Company of its quarterly earnings release. As a result, the general practice of the Compensation Committee is to make grants on up to four dates during each year and, in addition, as applicable, in connection with certain acquisitions.

Additionally, to retain current officers and other key employees, the Compensation Committee annually reviews the nominal value of unvested restricted stock units of such persons. For each officer and other key employee of the Company, the Compensation Committee targets a multiple of such person’s annual base salary (plus, in the case of the CEO, targeted annual bonus) as the level of the nominal value of unvested restricted stock units for each such person. The multiple for each individual is determined on the basis of the individual’s anticipated long-term contribution to the Company. Within the first ninety days of each year, the Compensation Committee will fix and establish performance criteria for that year for potential grants of performance awards of restricted stock units in the following year. The minimum level of performance required to be attained for grants to be made in the following year is set by the Compensation Committee at a level that, although not certain, should be attainable because the primary purpose of these grants is retention. For grants made in 2023, the Compensation Committee established in 2022 the Company’s Adjusted EBITDA, subject to adjustment as determined by the Compensation Committee for unusual items and acquisitions and divestitures completed in 2022, as the performance criteria and the minimum level of performance by the Company for 2022 as 75% of the Company’s Adjusted EBITDA level in 2021. At the time the performance criteria is set for a particular year, the Compensation Committee approves a maximum number of restricted stock units that may be granted to each individual in the following year if the Company attains the minimum level of performance. Then, following the end of a particular year, if the Company attains the minimum level of performance for that year, the Compensation Committee will review the nominal value of the unvested restricted stock units previously granted to an individual and compare this to the individual’s target multiple of salary (plus, in the case of the CEO, bonus). For 2023, the target multiple for Mr. Greenlee was three times his salary and bonus. For 2023, the target multiple for each of Messrs. Lewis, Hogan, Martin and Snyder and Ms. Ulmer was three times such person’s salary. Generally, at its regularly scheduled meeting during the first quarter, the Compensation Committee will then consider performance awards of restricted stock units to individuals whose aggregate nominal value of unvested restricted stock units is less than their target multiple of salary (plus, in the case of the CEO, bonus) so that the total nominal value of unvested restricted stock units approximates their target multiple of salary (plus, in the case of the CEO, bonus). Any such restricted stock units so granted will generally vest ratably over a five-year period. In 2023, Messrs. Lewis, Hogan, Martin and Snyder and Ms. Ulmer were granted performance awards for 5,700, 6,500, 4,500, 6,200 and 2,500 restricted stock units, respectively, on the basis described in this paragraph, since the Company achieved the minimum level of performance established by the Compensation Committee for such grants.

In addition to the performance awards granted annually as described in the paragraph above, the Compensation Committee has granted performance awards for restricted stock units from time to time to Messrs. Greenlee, Lewis, Hogan, Martin and Snyder and Ms. Ulmer to supplement their total compensation. These grants generally vest ratably over a period of at least three years from the date of grant or all at once in a single installment at least three years from the date of grant. The primary purpose of these grants is to provide additional long-term compensation to such executive officers to keep them at competitive compensation levels and to do so in a manner that further augments the retention of such executive officers. These grants have been subject to the attainment of performance criteria as established by the Compensation Committee and are forfeitable in the event the Company does not attain such performance criteria. The performance criteria for such grants has generally been the Adjusted EBITDA of the Company for the year of or following such grant and the minimum level of performance required for such grant has been 75% of the Company’s prior year Adjusted EBITDA level. In March 2021, on the basis described in this paragraph, Messrs. Greenlee, Lewis and Hogan were granted performance awards for 26,500, 26,500 and 11,500 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for 2021, vest ratably over a three year period from the date of grant. In March 2022, on the basis described in this paragraph, Messrs. Greenlee, Lewis and Hogan were granted performance awards for 47,000, 23,000 and 10,000 restricted stock units, respectively, which, since the

Company attained the applicable performance criteria for 2022, vest ratably over a three year period from the date of grant. In March 2022, on the basis described in this paragraph, Mr. Greenlee was granted a performance award for 66,300 restricted stock units, which, since the Company attained the applicable performance criteria for 2022, vests ratably over a five year period from the date of grant. This performance award of 66,300 restricted stock units was granted to Mr. Greenlee in connection with his promotion to CEO on September 1, 2022, as the Compensation Committee adjusted his annual base salary at the time of his promotion to CEO but had not yet adjusted his equity compensation. In March 2022, on the basis described in this paragraph, Mr. Snyder was granted a performance award for 50,000 restricted stock units, which, since the Company attained the applicable performance criteria for 2022, vest all at once on March 1, 2027. In May 2023, on the basis described in this paragraph, Messrs. Greenlee, Lewis and Hogan and Ms. Ulmer were granted performance awards for 70,000, 18,500, 10,500 and 25,000 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for these grants, vest ratably over a three year period beginning March 1, 2025. In May 2023, on the basis described in this paragraph, Mr. Martin was granted a performance award for 16,000 restricted stock units, which, since the Company attained the applicable performance criteria for these grants, vest all at once on March 1, 2026. In May 2023, on the basis described in this paragraph, Mr. Snyder was granted a performance award for 8,000 restricted stock units, which, since the Company attained the applicable performance criteria for these grants, vest all at once on March 1, 2027. The Compensation Committee views all these performance awards as additional compensation for the applicable individual spread evenly over the entire vesting period, rather than being entirely allocated to the year of grant (as required under SEC reporting rules).

For example, in the case of Mr. Greenlee, the Compensation Committee views the compensation attributable to the performance award of 26,500 restricted stock units granted to him on March 1, 2021 over the three-year vesting period of such performance award, the compensation attributable to the performance award of 47,000 restricted stock units granted to him on March 1, 2022 over the three-year vesting period of such performance award, the compensation attributable to the performance award of 66,300 restricted stock units granted to him on March 1, 2022 over the five-year vesting period of such performance award, and the compensation attributable to the performance award of 70,000 restricted stock units granted to him on May 30, 2023 over the three-year vesting period of such performance award. Therefore, the Compensation Committee allocates the compensation attributable to such awards equally over each year of the applicable vesting period as opposed to all in one year as the Summary Compensation Table requires. Accordingly, the Compensation Committee views the performance award of 26,500 restricted stock units granted to Mr. Greenlee on March 1, 2021 as additional compensation annually of $338,538 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the three-year vesting period of such performance award, the performance award of 47,000 restricted stock units granted to Mr. Greenlee on March 1, 2022 as additional compensation annually of $649,383 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the three-year vesting period of such performance award, the performance award of 66,300 restricted stock units granted to Mr. Greenlee on March 1, 2022 as additional compensation annually of $549,627 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the five-year vesting period of such performance award, and the performance award of 70,000 restricted stock units granted to Mr. Greenlee on May 30, 2023 as additional compensation annually of $1,079,750 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the three-year vesting period of such performance award, in each case in contrast to the total amount being recognized all in one year as required in the Summary Compensation Table.

Restricted stock units granted under the Plans carry with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests. Such dividend equivalents for a restricted stock unit are accrued as dividends and are paid to the individual only upon the vesting of such restricted stock unit. The Compensation Committee added dividend equivalent rights to restricted stock units to further align the interests of officers and other key employees of the Company and its subsidiaries with those of the stockholders of the Company.

Stock Ownership Guidelines

The Company adopted stock ownership guidelines applicable to our Directors at five times the $110,000 annual cash retainer payable to Directors, our CEO at six times our CEO’s annual base salary, our other Named Executive Officers at three times his or her annual base salary and our other executive officers at one times his or her annual base salary. These guidelines apply to all equity holdings and are subject to a transition period of five years from the adoption date in 2018 and for newly elected Directors and executive officers.

Anti-Hedging and Anti-Pledging Policy

The Company has adopted an anti-hedging and anti-pledging policy applicable to our Board of Directors and officers of the Company and subsidiaries of the Company. This policy prohibits members of our Board of Directors and officers of the Company and any subsidiary of the Company from directly or indirectly purchasing any financial instrument or engaging in any transaction (such as puts, calls, options, swaps, exchange funds, other derivative securities, collars, forward contracts, short sales or other similar monetization transactions) with respect to any equity securities of the Company held directly or indirectly by any such person (including equity securities granted as compensation), the purpose, effect or design of which is to hedge or offset any decrease in market value of the equity securities of the Company. In addition, the policy prohibits members of our Board of Directors and officers of the Company and any subsidiary of the Company from purchasing any equity securities of the Company on margin, holding any equity securities of the Company in an account on which any borrowing is outstanding, borrowing against any equity securities of the Company on margin, or pledging or borrowing against any equity securities of the Company as collateral for any loan of any kind.

Clawback Policy

In June 2023, the SEC approved the NYSE’s proposed listing standards to implement the SEC’s clawback rule adopted pursuant to the requirements of Section 954 of the Dodd-Frank Act. The listing standards required all NYSE listed companies to adopt a clawback policy that applies to its executive officers by December 1, 2023. Accordingly, on November 1, 2023, our Board of Directors approved a Clawback Policy in compliance with such requirements. The Compensation Committee is responsible for administering the Clawback Policy. Subject to limited permitted exceptions, the Clawback Policy requires the Company to recover from our executive officers erroneously awarded incentive compensation received by them, in the event of an accounting restatement of our financial statements due to material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the period or left uncorrected in the period. Incentive compensation that was received during the three fiscal years preceding the restatement, beginning on or after October 2, 2023, is subject to recovery under our Clawback Policy. A copy of our Clawback Policy was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Retirement and Other Benefits

The Company also provides pension, 401(k), supplemental retirement, medical, disability, life insurance and other benefits to most of its executive officers for purposes of retention.

The Company does not provide retirement and other benefits to Messrs. Greenlee and Lewis. Such individuals are eligible for group term life insurance benefits on the same general basis as all other U.S. employees of the Company and its subsidiaries, can make elective contributions to the 401(k) plan but do not receive any matching contributions from the Company and can participate in the medical benefits provided they pay 100% of their premiums. This approach allows Messrs. Greenlee and Lewis to provide unbiased assistance to the Compensation Committee in its oversight and review of these benefits.

Each of Messrs. Hogan and Snyder and Ms. Ulmer participate in (i) the Silgan Containers Pension Plan for Salaried Employees, or the Silgan Containers Pension Plan (a defined benefit plan intended to be qualified under Section 401(a) of the Code), (ii) the Silgan Containers Retirement Savings Plan, or the Silgan Containers 401(k) Plan (a 401(k) plan intended to be qualified under Section 401(a) of the Code, in which individuals can elect to participate and which provides for matching contributions), (iii) the Silgan Containers Supplemental Executive Retirement Plan, as amended, or the Silgan Containers Supplemental Plan (a non-qualified defined contribution plan that provides for contributions on behalf of participating individuals which are intended to make up for benefits not payable under the pension and 401(k) plans because of limits imposed by the Code), and (iv) medical benefits and group life insurance benefits generally available to all salaried employees of the Company and Silgan Containers on the same basis as they are available to all other salaried employees of the Company and Silgan Containers. Mr. Martin participates in (i) the Silgan Retirement Savings Plan, or the Silgan Plastics 401(k) Plan (a 401(k) plan intended to be qualified under Section 401(a) of the Code, in which individuals can elect to participate and which provides for matching contributions), and (ii) medical benefits and group life insurance benefits generally available to all salaried employees of Silgan Plastics on the same basis as they are available to all other salaried employees of Silgan Plastics.

Perquisites and Other Personal Benefits

Generally, the Company does not provide its executive officers with any perquisites or other personal benefits.

Employment Agreements

Mr. Greenlee is entitled to a severance benefit, as provided in an employment letter from the Company dated October 1, 2007, if his employment is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee.

Mr. Lewis is entitled to a severance benefit, as provided in an employment letter from the Company dated June 30, 2004, if his employment is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee.

Mr. Martin is entitled to a severance benefit, as provided in an officer agreement with Silgan Plastics dated August 31, 2015, if his employment is terminated by Silgan Plastics without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus that he would have received under the applicable incentive program for the year during which his employment is terminated, prorated based on the number of days he was employed by Silgan Plastics during such year.

Tax Deductibility of Incentive Compensation

As a general matter, the Compensation Committee intends to design a compensation program for the executive officers of the Company that meets the objectives set forth above, even if such compensation is not fully deductible by the Company for federal income tax purposes. For the year ended December 31, 2023, Section 162(m) of the Code limited the Company’s deduction to $1 million for annual compensation paid to our Named Executive Officers, as defined in Section 162(m) of the Code. While the Compensation Committee considers tax implications to the Company as factors when designing our executive compensation program, they are not the only factors considered as important in our executive compensation program. In addition, the Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under the Code or other applicable tax laws.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the “Compensation Discussion and Analysis” be included in the Proxy Statement of the Company for its 2024 annual meeting of stockholders.

By the Compensation Committee of the Board of Directors: Leigh J. Abramson William T. Donovan Kimberly A. Fields Joseph M. Jordan Brad A. Lich Niharika Ramdev

Summary Compensation Table

The table below summarizes the total compensation for the fiscal years ended December 31, 2023, 2022 and 2021 paid to or earned by our Named Executive Officers, consisting of those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during 2023 and the three most highly compensated executive officers of the Company for 2023 (other than those who served as CEO or CFO during 2023). On March 8, 2023, the Board of Directors of the Company appointed Kimberly I. Ulmer as Chief Financial Officer of the Company, succeeding Robert B. Lewis in such position. On the same day, the Board of Directors of the Company appointed Mr. Lewis as Executive Vice President, Corporate Development and Administration.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(3)

Adam J. Greenlee (Chief Executive Officer and President)	2023 2022 2021	$1,100,000 $1,035,000 $ 847,206	$0 $0 $0	$3,239,250 $5,736,680 $1,276,223	$0 $0 $0	$ 550,000 $1,035,000 $ 744,440	$0 $0 $0	$ 77,455 $ 96,188 $ 63,253	$4,966,705 $7,902,868 $2,931,122

Robert B. Lewis(7) (Executive Vice President, Corporate Development and Administration and former Chief Financial Officer)	2023 2022 2021	$ 734,710 $ 709,865 $ 685,860	$0 $0 $0	$1,119,855 $1,330,545 $1,341,375	$0 $0 $0	$ 275,516 $ 425,919 $ 411,516	$0 $0 $0	$ 61,626 $ 97,002 $ 64,861	$2,191,707 $2,563,331 $2,503,612

Frank W. Hogan, III (Executive Vice President, General Counsel and Secretary)	2023 2022 2021	$ 600,000 $ 543,699 $ 525,312	$0 $0 $0	$ 786,675 $ 708,795 $ 632,363	$0 $0 $0	$ 225,000 $ 326,219 $ 315,188	$143,201 $0 $ 39,760	$105,973 $173,374 $131,453	$1,860,849 $1,752,087 $1,644,076

Kimberly I. Ulmer(7)(8) (Senior Vice President and Chief Financial Officer)	2023	$ 455,817	$45,000	$1,272,563	$0	$0	$ 69,216	$ 33,743	$1,876,339

Jay A. Martin (Senior Vice President and President of Silgan Plastics)	2023 2022 2021	$ 535,613 $ 517,500 $ 500,000	$0 $0 $0	$ 948,638 $ 211,395 $ 479,063	$0 $0 $0	$ 26,941 $ 154,888 $ 37,500	$0 $0 $0	$ 30,825 $ 92,600 $ 23,623	$1,542,017 $ 976,383 $1,040,186

Thomas J. Snyder (President of Silgan Containers)	2023 2022 2021	$ 767,052 $ 741,113 $ 716,051	$0 $0 $0	$ 657,105 $2,474,565 $ 352,590	$0 $0 $0	$ 194,218 $ 233,673 $ 223,622	$139,220 $0 $ 11,497	$150,120 $305,931 $150,783	$1,907,715 $3,755,282 $1,454,543

(1)

Bonuses for such years were paid under applicable incentive programs of the Company and its subsidiaries and are included in column (g), except as described in the following sentence. For 2023, the Compensation Committee awarded Ms. Ulmer a discretionary cash bonus in recognition of her contributions to the Company in 2023, which amount is included in column (d).

(2)

The amounts in column (e) reflect the grant date fair value of restricted stock units (representing the right to receive shares of Common Stock upon vesting) granted during the applicable year pursuant to and under the Plans. The grant date fair value of such restricted stock units for any individual was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on the grant date of such restricted stock units for any individual by the number of restricted stock units granted to such individual on such grant date in accordance with FASB ASC Topic 718.

(3)

The amounts in column (e) consist of amounts attributable to (i) performance awards of restricted stock units granted annually for retention purposes that vest ratably over the applicable vesting period and

(ii) performance awards of restricted stock units, or Supplemental Stock Awards, which are granted to certain officers of the Company and its subsidiaries to supplement their total compensation and which vest either ratably over a three year period from the date of grant or all at once in a single installment at least three years from the date of grant, in each case if the applicable performance criteria is attained. The amounts in columns (e) and (j) for each of 2023, 2022 and 2021 for Messrs. Greenlee, Lewis and Hogan, for each of 2023 and 2022 for Mr. Snyder and for 2023 for Ms. Ulmer and Mr. Martin include the full amounts attributable to a Supplemental Stock Award granted to each of them in such years. Such Supplemental Stock Awards are made to certain officers of the Company and its subsidiaries to supplement their total compensation to keep them at competitive compensation levels and in a manner that further augments their retention, and the Compensation Committee views these Supplemental Stock Awards as additional compensation for the applicable individual spread evenly over the entire vesting period. For example, in the case of Mr. Greenlee, the Compensation Committee views the compensation attributable to the Supplemental Stock Award of 70,000 restricted stock units granted to him on May 30, 2023 over the three-year vesting period, since this Supplemental Stock Award vests ratably over a three year period starting March 1, 2025. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $1,079,750 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $3,239,250 being included only in 2023 as reflected in columns (e) and (j). On the same basis as described above, the Compensation Committee had allocated the compensation attributable to the Supplemental Stock Award of 66,300 restricted stock units granted to him on March 1, 2022 over the five-year vesting period, since this Supplemental Stock Award vests ratably over a five year period from the date of grant. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $549,627 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $2,748,135 being included only in 2022 as reflected in columns (e) and (j). On the same basis as described above, the Compensation Committee had allocated the compensation attributable to the Supplemental Stock Award of 47,000 restricted stock units granted to Mr. Greenlee on March 1, 2022 over the three-year vesting period, since this Supplemental Stock Award vests ratably over a three year period from the date of grant. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $649,383 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $1,948,150 being included only in 2022 as reflected in columns (e) and (j). On the same basis as described above, the Compensation Committee had allocated the compensation attributable to the Supplemental Stock Award of 26,500 restricted stock units granted to Mr. Greenlee on March 1, 2021 over the three-year vesting period, since this Supplemental Stock Award vests ratably over a three year period from the date of grant. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $338,538 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $1,015,613 being included only in 2021 as reflected in columns (e) and (j). For further information on such Supplemental Stock Awards, you should read the section in this Proxy Statement titled “Executive Compensation—Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period,” and for further information on equity based compensation provided by the Company, you should read the section in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation.”

(4)

The amounts in column (g) consist of annual cash bonuses earned in such year and paid in the following year under applicable incentive programs of the Company and its subsidiaries. For 2023, the annual cash bonus for Mr. Greenlee was paid pursuant to the Senior Executive Performance Plan, the annual cash bonuses for Messrs. Lewis and Hogan were paid pursuant to the Holdings Executive Officer Program, the annual cash bonus for Mr. Martin was earned pursuant to the incentive program for our plastic container operations and the annual cash bonus for Mr. Snyder was earned pursuant to the incentive program for our U.S. metal container operations. An explanation as to how annual cash bonuses were calculated under such plan and programs is set forth in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.”

(5)

The amounts in column (h) represent the actuarial increase in the present value of the Named Executive Officer’s benefits under the applicable pension plan. The present value of Mr. Hogan’s and Mr. Snyder’s benefits under the applicable pension plan decreased by $168,882 and $325,701, respectively, in 2022, but such decreases are represented in column (h) as a change of $0 in 2022 in accordance with the applicable rules of the SEC. The Company does not provide above-market or preferential earnings on amounts of any Named Executive Officer under any non-qualified plan.

(6)

In the case of Mr. Greenlee, the amounts in column (i) consist of payments to him of $74,833 in 2023, $94,478 in 2022 and $61,543 in 2021 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $2,622 for 2023 and $1,710 for each of 2022 and 2021. In the case of Mr. Lewis, the amounts in column (i) consist of payments to him of $56,724 in 2023, $92,100 in 2022 and $59,959 in 2021 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $4,902 in each of 2023, 2022 and 2021. In the case of Mr. Hogan, the amounts in column (i) include contributions by the Company for him in the amount of $56,907 for 2023, $111,025 for 2022 and $84,574 for 2021 to the grantor trust for the Silgan Containers Supplemental Plan and in the amount of $9,900 for 2023, $9,150 for 2022 and $8,700 for 2021 to the grantor trust for the Silgan Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Hogan also include payments to him of $32,434 in 2023, $47,133 in 2022 and $32,334 in 2021 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $6,732 for 2023, $6,067 for 2022 and $5,845 for 2021. In the case of Ms. Ulmer, the amounts in column (i) include contributions by the Company for her in the amount of $13,189 for 2023 to the grantor trust for the Silgan Containers Supplemental Plan and in the amount of $6,296 for 2023 to the grantor trust for the Silgan Containers 401(k) Plan. In addition, the amounts in column (i) for Ms. Ulmer also include payments to her of $11,103 in 2023 for dividend equivalents in respect of restricted stock units that vested in such year and the dollar value of group term life insurance premiums paid on her behalf in the amount of $3,155 for 2023. In the case of Mr. Martin, the amounts in column (i) include contributions by Silgan Plastics for him in the amount of $15,000 for 2023, $10,250 for 2022 and $9,750 for 2021 to the grantor trust for the Silgan Plastics 401(k) Plan, payments to him of $14,363 in 2023, $81,486 in 2022 and $13,045 in 2021 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $1,337 for 2023, $839 for 2022 and $803 for 2021. In the case of Mr. Snyder, the amounts in column (i) include contributions by Silgan Containers for him in the amount of $101,322 for 2023, $105,110 for 2022 and $107,290 for 2021 to the grantor trust for the Silgan Containers Supplemental Plan and in the amount of $19,800 for 2023, $18,300 for 2022 and $17,400 for 2021 to the grantor trust for the Silgan Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Snyder also include payments to him of $24,096 in 2023, $177,619 in 2022 and $21,191 in 2021 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $4,902 for each of 2023, 2022 and 2021.

(7)

On March 8, 2023, the Board of Directors of the Company appointed Ms. Ulmer as Chief Financial Officer of the Company, succeeding Mr. Lewis in such position. In May 2023, in connection with Ms. Ulmer’s appointment as Chief Financial Officer of the Company, the Compensation Committee approved (i) a $103,356 increase in the annual base salary for Ms. Ulmer from $371,644 to $475,000, effective March 8, 2023, and (ii) an increase in the target for the annual cash bonus for Ms. Ulmer for 2023 to 50% of her annual salary received from and after March 8, 2023, with her target for her annual cash bonus remaining at 30% of her annual salary received prior to March 8, 2023, all calculated and determined as previously approved by the Compensation Committee on February 22, 2023.

(8)

Since Ms. Ulmer was appointed Chief Financial Officer of the Company in 2023 and was therefore a Named Executive Officer for the first time in 2023, compensation information for her for 2022 and 2021 is not required to be presented.

Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period

The following table, which is not required under the SEC’s rules and is not a substitute for any of the tables required under the SEC’s rules, provides an alternative presentation of the total compensation of our Named Executive Officers by adjusting the total compensation amounts in column (j) of the Summary Compensation Table to reflect the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards. The amounts in the column titled “Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period” consist of the total of columns (c), (d), (e), (f), (g), (h) and (i) of the Summary Compensation Table for the corresponding year, with the amount in column (e) for stock awards being adjusted in respect of Supplemental Stock Awards to include compensation attributable to such Supplemental Stock Awards spread evenly over the entire vesting period of such Supplemental Stock Awards. This presentation is consistent with the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards, in contrast to including the full amounts of the compensation attributable to such Supplemental Stock Awards in the year of grant as reflected in columns (e) and (j) of the Summary Compensation Table. For further information on equity based compensation provided by the Company, you should read the sections in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation” and “Executive Compensation—Summary Compensation Table.”

(a)	(b)	(c)	(d)
Name and Principal Position	Year	Total Compensation from Column (j) of the Summary Compensation Table($)	Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period($)

Adam J. Greenlee	2023	$4,966,705	$4,219,401
(Chief Executive Officer and President)	2022	$7,902,868	$5,030,901
	2021	$2,931,122	$3,594,366

Robert B. Lewis(1)	2023	$2,191,707	$2,280,358
(Executive Vice President,	2022	$2,563,331	$2,695,518
Corporate Development and Administration and former Chief Financial Officer)	2021	$2,503,612	$3,166,856

Frank W. Hogan, III	2023	$1,860,849	$1,817,340
(Executive Vice President, General Counsel and Secretary)	2022	$1,752,087	$1,810,109
	2021	$1,644,076	$1,933,870

Kimberly I. Ulmer(1)	2023	$1,876,339	$1,042,753
(Senior Vice President and Chief Financial Officer)

Jay A. Martin(2)	2023	$1,542,017	$1,502,123
(Senior Vice President and President of Silgan Plastics)	2022	$976,383	$1,571,498
	2021	$1,040,186	$1,914,012

Thomas J. Snyder(3)	2023	$1,907,715	$2,010,382
(President of Silgan Containers)	2022	$3,755,282	$2,098,850
	2021	$1,454,543	$1,878,743

(1)	On March 8, 2023, the Board of Directors of the Company appointed Ms. Ulmer as Chief Financial Officer of the Company, succeeding Mr. Lewis in such position.

(2)	In each of March 2018 and March 2019, Mr. Martin was granted a performance award of 20,000 restricted stock units, which, since the Company attained the applicable performance criteria for each such performance award, vested all at once in a single installment on March 1, 2022. In June 2020 and November 2020, Mr. Martin was granted performance awards of 10,000 restricted stock units and 42,000 restricted stock units, respectively, each of which, since the Company attained the applicable performance criteria for such performance awards in 2021, vested all at once in a single installment on March 1, 2024. The last column in the table above reflects the Compensation Committee’s allocation of the compensation attributable to such awards equally over the applicable vesting period as opposed to all in the year of grant as the Summary Compensation Table requires. Accordingly, the Compensation Committee views (i) each such performance award as additional compensation of $142,750, $189,700, $87,552 and $453,824 (in each case, using the grant date fair value), respectively, for Mr. Martin for 2021 and (ii) each such performance award granted in 2020 as additional compensation of $87,552 and $453,824 (in each case, using the grant date fair value), respectively, for Mr. Martin for 2022 and 2023.

(3)

In March 2017, Mr. Snyder was granted a performance award of 70,000 restricted stock units (as adjusted for the two-for-one stock split effected on May 26, 2017), which, since the Company attained the applicable performance criteria for such performance award, vested all at once in a single installment on March 1, 2022. The last column in the table above reflects the Compensation Committee’s allocation of the compensation attributable to such award equally over the applicable five-year vesting period as opposed to all in the year of grant as the Summary Compensation Table requires. Accordingly, the Compensation Committee views such performance award as additional compensation of $424,200 and $68,569 (using the grant date fair value) for Mr. Snyder for 2021 and 2022, respectively.

Grants of Plan Based Awards

The following table provides information concerning each grant of an award made to our Named Executive Officers in the fiscal year ended December 31, 2023 under any plan. All awards under non-equity incentive plans were paid under the incentive plans or programs described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs,” and all equity awards were made under the Stock Incentive Plan.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
	Grant Date	Date of Action of Compensation Committee, if Different from Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Adam J. Greenlee	—	—	—	$1,100,000	$1,100,000	—	—	—	—	—	—	—
	05/30/2023	05/30/2023	—	—	—	—	—	—	70,000(3)	—	—	$3,239,250

Robert B. Lewis	—	—	—	$ 551,033	$ 551,033	—	—	—	—	—	—	—
	05/30/2023	05/30/2023	—	—	—	—	—	—	5,700(4)	—	—	$ 263,767
	05/30/2023	05/30/2023	—	—	—	—	—	—	18,500(5)	—	—	$ 856,088

Frank W. Hogan, III	—	—	—	$ 450,000	$ 450,000	—	—	—	—	—	—	—
	05/30/2023	05/30/2023	—	—	—	—	—	—	6,500(4)	—	—	$ 300,787
	05/30/2023	05/30/2023	—	—	—	—	—	—	10,500(6)	—	—	$ 485,888

Kimberly I. Ulmer	—	—	—	$ 211,499	$ 422,998	—	—	—	—	—	—	—
	05/30/2023	05/30/2023	—	—	—	—	—	—	2,500(4)	—	—	$ 115,688
	05/30/2023	05/30/2023	—	—	—	—	—	—	25,000(7)	—	—	$1,156,875

Jay A. Martin	—	—	—	$ 160,684	$ 321,368	—	—	—	—	—	—	—
	05/30/2023	05/30/2023	—	—	—	—	—	—	4,500(4)	—	—	$ 208,238
	05/30/2023	05/30/2023	—	—	—	—	—	—	16,000(8)	—	—	$ 740,400

Thomas J. Snyder	—	—	—	$ 230,116	$ 460,232	—	—	—	—	—	—	—
	05/30/2023	05/30/2023	—	—	—	—	—	—	6,200(4)	—	—	$ 286,905
	05/30/2023	05/30/2023	—	—	—	—	—	—	8,000(9)	—	—	$ 370,200

(1)

The amounts in columns (e) and (f) represent the target bonus award and the maximum bonus award, respectively, for each individual under the applicable incentive plan or program in which such individual participated for 2023, which plans and programs are described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.” There is no threshold bonus award under these plans and programs. Actual cash bonuses paid under non-equity incentive plans for 2023 are included in column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table included in this Proxy Statement.

(2)

The grant date fair value in column (m) is calculated by multiplying the average of the high and low sales prices for a share of our Common Stock on the applicable grant date by the number of restricted stock units granted in accordance with FASB ASC Topic 718. No stock options were granted to any employees, including any Named Executive Officers, in 2023.

(3)

On May 30, 2023, the Compensation Committee approved a performance award for 70,000 restricted stock units for Mr. Greenlee, which performance award was subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. The Company attained such performance criteria for 2023, and such restricted stock units will vest ratably over a three year period beginning on March 1, 2024.

(4)	These awards are awards of restricted stock units that vest ratably over a five year period beginning on March 1, 2024.

(5)

On May 30, 2023, the Compensation Committee approved a performance award for 18,500 restricted stock units for Mr. Lewis, which performance award was subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. The Company attained such performance criteria for 2023, and such restricted stock units will vest ratably over a three year period beginning on March 1, 2024.

(6)

On May 30, 2023, the Compensation Committee approved a performance award for 10,500 restricted stock units for Mr. Hogan, which performance award was subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. The Company attained such performance criteria for 2023, and such restricted stock units will vest ratably over a three year period beginning on March 1, 2024.

(7)

On May 30, 2023, the Compensation Committee approved a performance award for 25,000 restricted stock units for Ms. Ulmer, which performance award was subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. The Company attained such performance criteria for 2023, and such restricted stock units will vest ratably over a three year period beginning on March 1, 2024.

(8)

On May 30, 2023, the Compensation Committee approved a performance award for 16,000 restricted stock units for Mr. Martin, which performance award was subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. The Company attained such performance criteria for 2023, and such restricted stock units will vest all at once on March 1, 2026.

(9)

On May 30, 2023, the Compensation Committee approved a performance award for 8,000 restricted stock units for Mr. Snyder, which performance award was subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. The Company attained such performance criteria for 2023, and such restricted stock units will vest all at once on March 1, 2027.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning stock (in the form of restricted stock units) that has not yet vested for each Named Executive Officer outstanding as of December 31, 2023. No stock options were outstanding for any employee, including any Named Executive Officer, as of December 31, 2023.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Adam J. Greenlee	—	—	—	—	—	4,860(2)	$ 219,915	—	—
	—	—	—	—	—	5,760(3)	$ 260,640	—	—
	—	—	—	—	—	8,833(2)	$ 399,693	—	—
	—	—	—	—	—	4,080(4)	$ 184,620	—	—
	—	—	—	—	—	53,040(5)	$ 2,400,060	—	—
	—	—	—	—	—	31,333(6)	$ 1,417,818	—	—
	—	—	—	—	—	20,080(7)	$ 908,620	—	—
	—	—	—	—	—	—	—	70,000(8)	$3,167,500

Robert B. Lewis	—	—	—	—	—	4,960(2)	$ 224,440	—	—
	—	—	—	—	—	3,000(9)	$ 135,750	—	—
	—	—	—	—	—	8,833(2)	$ 399,693	—	—
	—	—	—	—	—	5,100(10)	$ 230,775	—	—
	—	—	—	—	—	15,333(11)	$ 693,818	—	—
	—	—	—	—	—	7,280(12)	$ 329,420	—	—
	—	—	—	—	—	5,700(13)	$ 257,925	—	—
	—	—	—	—	—	—	—	18,500(14)	$ 837,125

Frank W. Hogan, III	—	—	—	—	—	3,420(2)	$ 154,755	—	—
	—	—	—	—	—	3,280(15)	$ 148,420	—	—
	—	—	—	—	—	3,833(2)	$ 173,443	—	—
	—	—	—	—	—	3,000(16)	$ 135,750	—	—
	—	—	—	—	—	5,680(17)	$ 257,020	—	—
	—	—	—	—	—	6,667(18)	$ 301,682	—	—
	—	—	—	—	—	6,500(19)	$ 294,125	—	—
	—	—	—	—	—	—	—	10,500(20)	$ 475,125

Kimberly I. Ulmer	—	—	—	—	—	1,920(2)	$ 86,880	—	—
	—	—	—	—	—	3,040(21)	$ 137,560	—	—
	—	—	—	—	—	1,500(22)	$ 67,875	—	—
	—	—	—	—	—	4,400(23)	$ 199,100	—	—
	—	—	—	—	—	2,500(24)	$ 113,125	—	—
	—	—	—	—	—	—	—	25,000(25)	$1,131,250

Jay A. Martin	—	—	—	—	—	2,540(2)	$ 114,935	—	—
	—	—	—	—	—	1,240(26)	$ 56,110	—	—
	—	—	—	—	—	10,000(2)	$ 452,500	—	—
	—	—	—	—	—	42,000(2)	$ 1,900,500	—	—
	—	—	—	—	—	7,500(27)	$ 339,375	—	—
	—	—	—	—	—	4,080(28)	$ 184,620	—	—
	—	—	—	—	—	4,500(29)	$ 203,625	—	—
	—	—	—	—	—	—	—	16,000(30)	$ 724,000

Thomas J. Snyder	—	—	—	—	—	5,000(2)	$ 226,250	—	—
	—	—	—	—	—	2,840(31)	$ 128,510	—	—
	—	—	—	—	—	5,520(32)	$ 249,780	—	—
	—	—	—	—	—	7,760(33)	$ 351,140	—	—
	—	—	—	—	—	50,000(34)	$ 2,262,500	—	—
	—	—	—	—	—	6,200(35)	$ 280,550	—	—
	—	—	—	—	—	—	—	8,000(36)	$ 362,000

(1)

The amount in column (h) is determined based on a price per share of $45.25, the closing sales price for a share of our Common Stock on the last business day of 2023 (December 29, 2023) as quoted by the NYSE.

(2)	These restricted stock units vest on March 1, 2024.

(3)	These restricted stock units vest as follows: 2,880 on March 1, 2024; and 2,880 on March 1, 2025.

(4)	These restricted stock units vest as follows: 1,360 on March 1, 2024; 1,360 on March 1, 2025; and 1,360 on March 1, 2026.

(5)	These restricted stock units vest as follows: 13,260 on March 1, 2024; 13,260 on March 1, 2025; 13,260 on March 1, 2026; and 13,260 on March 1, 2027.

(6)	These restricted stock units vest as follows: 15,666 on March 1, 2024; and 15,667 on March 1, 2025.

(7)	These restricted stock units vest as follows: 5,020 on March 1, 2024; 5,020 on March 1, 2025; 5,020 on March 1, 2026; and 5,020 on March 1, 2027.

(8)

These restricted stock units vest ratably in three installments over a three year period as follows: 23,333 on March 1, 2024; 23,334 on March 1, 2025; and 23,333 on March 1, 2026. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. In 2024, it was determined that the Company attained such performance criteria for 2023, and accordingly such restricted stock units will vest as described above.

(9)	These restricted stock units vest as follows: 1,500 on March 1, 2024; and 1,500 on March 1, 2025.

(10)	These restricted stock units vest as follows: 1,700 on March 1, 2024; 1,700 on March 1, 2025; and 1,700 on March 1, 2026.

(11)	These restricted stock units vest as follows: 7,666 on March 1, 2024; and 7,667 on March 1, 2025.

(12)	These restricted stock units vest as follows: 1,820 on March 1, 2024; 1,820 on March 1, 2025; 1,820 on March 1, 2026; and 1,820 on March 1, 2027.

(13)	These restricted stock units vest as follows: 1,140 on March 1, 2024; 1,140 on March 1, 2025; 1,140 on March 1, 2026; 1,140 on March 1, 2027; and 1,140 on March 1, 2028.

(14)

These restricted stock units vest ratably in three installments over a three year period as follows: 6,167 on March 1, 2024; 6,166 on March 1, 2025; and 6,167 on March 1, 2026. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. In 2024, it was determined that the Company attained such performance criteria for 2023, and accordingly such restricted stock units will vest as described above.

(15)	These restricted stock units vest as follows: 1,640 on March 1, 2024; and 1,640 on March 1, 2025.

(16)	These restricted stock units vest as follows: 1,000 on March 1, 2024; 1,000 on March 1, 2025; and 1,000 on March 1, 2026.

(17)	These restricted stock units vest as follows: 1,420 on March 1, 2024; 1,420 on March 1, 2025; 1,420 on March 1, 2026; and 1,420 on March 1, 2027.

(18)	These restricted stock units vest as follows: 3,334 on March 1, 2024; and 3,333 on March 1, 2025.

(19)	These restricted stock units vest as follows: 1,300 on March 1, 2024; 1,300 on March 1, 2025; 1,300 on March 1, 2026; 1,300 on March 1, 2027; and 1,300 on March 1, 2028.

(20)

These restricted stock units vest ratably in three installments over a three year period as follows: 3,500 on March 1, 2024; 3,500 on March 1, 2025; and 3,500 on March 1, 2026. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. In 2024, it was determined that the Company attained such performance criteria for 2023, and accordingly such restricted stock units will vest as described above.

(21)	These restricted stock units vest as follows: 1,520 on March 1, 2024; and 1,520 on March 1, 2025.

(22)	These restricted stock units vest as follows: 500 on March 1, 2024; 500 on March 1, 2025; and 500 on March 1, 2026.

(23)	These restricted stock units vest as follows: 1,100 on March 1, 2024; 1,100 on March 1, 2025; 1,100 on March 1, 2026; and 1,100 on March 1, 2027.

(24)	These restricted stock units vest as follows: 500 on March 1, 2024; 500 on March 1, 2025; 500 on March 1, 2026; 500 on March 1, 2027; and 500 on March 1, 2028.

(25)

These restricted stock units vest ratably in three installments over a three year period as follows: 8,333 on March 1, 2024; 8,334 on March 1, 2025; and 8,333 on March 1, 2026. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. In 2024, it was determined that the Company attained such performance criteria for 2023, and accordingly such restricted stock units will vest as described above.

(26)	These restricted stock units vest as follows: 620 on March 1, 2024; and 620 on March 1, 2025.

(27)	These restricted stock units vest as follows: 2,500 on March 1, 2024; 2,500 on March 1, 2025; and 2,500 on March 1, 2026.

(28)	These restricted stock units vest as follows: 1,020 on March 1, 2024; 1,020 on March 1, 2025; 1,020 on March 1, 2026; and 1,020 on March 1, 2027.

(29)	These restricted stock units vest as follows: 900 on March 1, 2024; 900 on March 1, 2025; 900 on March 1, 2026; 900 on March 1, 2027; and 900 on March 1, 2028.

(30)

These restricted stock units vest all at once on March 1, 2026. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. In 2024, it was determined that the Company attained such performance criteria for 2023, and accordingly such restricted stock units will vest as described above.

(31)	These restricted stock units vest as follows: 1,420 on March 1, 2024; and 1,420 on March 1, 2025.

(32)	These restricted stock units vest as follows: 1,840 on March 1, 2024; 1,840 on March 1, 2025; and 1,840 on March 1, 2026.

(33)	These restricted stock units vest as follows: 1,940 on March 1, 2024; 1,940 on March 1, 2025; 1,940 on March 1, 2026; and 1,940 on March 1, 2027.

(34)	These restricted stock units vest all at once on March 1, 2027.

(35)	These restricted stock units vest as follows: 1,240 on March 1, 2024; 1,240 on March 1, 2025; 1,240 on March 1, 2026; 1,240 on March 1, 2027; and 1,240 on March 1, 2028.

(36)

These restricted stock units vest all at once on March 1, 2027. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2023 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2023. In 2024, it was determined that the Company attained such performance criteria for 2023, and accordingly such restricted stock units will vest as described above.

Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of restricted stock units during the fiscal year ended December 31, 2023 for each of our Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)

Adam J. Greenlee	—	—	65,648	$3,504,290
Robert B. Lewis	—	—	39,948	$2,132,424
Frank W. Hogan, III	—	—	21,594	$1,152,688
Kimberly I. Ulmer	—	—	6,300	$ 336,294
Jay A. Martin	—	—	8,380	$ 447,324
Thomas J. Snyder	—	—	13,240	$ 706,751

(1)

The value realized represents the fair market value of the shares of our Common Stock issuable on the date of vesting. The fair market value was calculated based upon the average of the high and low sales prices for a share of our Common Stock as quoted by the NYSE on the applicable vesting date.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the applicable pension plan. The basic terms of this plan are generally described below. Each of Messrs. Greenlee, Lewis and Martin does not participate in and is not eligible to participate in any pension plan of the Company or any of its subsidiaries.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)

Adam J. Greenlee	—	—	—	—
Robert B. Lewis	—	—	—	—
Frank W. Hogan, III	Silgan Containers Pension Plan for Salaried Employees	27	$928,859	$0
Kimberly I. Ulmer	Silgan Containers Pension Plan for Salaried Employees	19	$456,549	$0
Jay A. Martin	—	—	—	—
Thomas J. Snyder	Silgan Containers Pension Plan for Salaried Employees	34	$907,630	$0

(1)	The present value of accumulated benefits under the pension plan listed above was calculated as of December 31, 2023 using the following assumptions:

(i)	benefit commencement at normal retirement age (age 65);
(ii)	form of payment as a single life annuity;
(iii)	a discount rate of 5.37% at December 31, 2023 and 5.57% at December 31, 2022;
(iv)

post-retirement mortality determined using the Mercer Industry Longevity Experience Study annuitant mortality for Auto, Industrial Goods and Transportation with no collar adjustment and with the Mercer Modified 2021 generational improvements for December 31, 2023 and December 31, 2022; and

(v)	benefit values calculated without pre-retirement death, termination or disability decrements.

Benefits under the Silgan Containers Pension Plan are based on the participant’s average rate of base pay (or salary) over the final three years of employment, with increases to a participant’s rate of base pay following January 1, 2007 (or the first January 1 the participant earned base pay, if later) capped at 3% per year for purposes of the Silgan Containers Pension Plan. The amount of average base pay taken into account for any year is limited by Section 401(a)(17) of the Code, which imposes a cap of $330,000 (to be indexed for inflation) on compensation taken into account for 2023. Benefits under the Silgan Containers Pension Plan are not subject to any deduction for social security or other offset amounts. The Silgan Containers Pension Plan was amended in 2006 to provide that salaried employees hired after 2006 are no longer eligible to participate in the Silgan Containers Pension Plan.

Non-Qualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified for each of our Named Executive Officers. Ms. Ulmer and Messrs. Hogan and Snyder participate in the Silgan Containers Supplemental Plan. Each of Messrs. Greenlee, Lewis and Martin does not participate in any non-qualified deferred compensation plan of the Company or any of its subsidiaries. You should read the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Retirement and Other Benefits” above for further information regarding these plans.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(4)

Adam J. Greenlee	—	—	—	—	—
Robert B. Lewis	—	—	—	—	—
Frank W. Hogan, III	$35,773	$ 56,907	$483,160	$0	$2,718,663
Kimberly I. Ulmer	$ 8,587	$ 13,189	$ 36,097	$0	$ 269,837
Jay A. Martin	—	—	—	—	—
Thomas J. Snyder	$40,243	$101,322	$300,138	$0	$2,811,827

(1)

The amount in column (b) for each of Messrs. Hogan and Snyder and Ms. Ulmer represents contributions by each of them in 2023 to the Silgan Containers Supplemental Plan. These amounts are included in column (c) “Salary” for Ms. Ulmer and Messrs. Hogan and Snyder, respectively, in the Summary Compensation Table.

(2)

The amount in column (c) for each of Messrs. Hogan and Snyder and Ms. Ulmer represents contributions for 2023 by the Company (in the case of Mr. Hogan and Ms. Ulmer) and by Silgan Containers (in the case of Mr. Snyder) to the Silgan Containers Supplemental Plan. These amounts are included in column (i) “All Other Compensation” for Messrs. Hogan and Snyder and Ms. Ulmer, respectively, in the Summary Compensation Table.

(3)

The amount in column (d) for each of Messrs. Hogan and Snyder and Ms. Ulmer consists of the appreciation and earnings on his or her account under the Silgan Containers Supplemental Plan. Since this amount does not constitute above-market earnings, none of these amounts are included in the Summary Compensation Table.

(4)

The amount in column (f) for Mr. Hogan includes an aggregate of $804,313 which had been previously reported as applicable as compensation in our Summary Compensation Tables for 2007, 2009 and since 2011. The amount in column (f) for Mr. Snyder includes an aggregate of $1,333,894 which had been previously reported as applicable as compensation in our Summary Compensation Tables for 2009 through 2011 and since 2013. Since 2023 is the first year that Ms. Ulmer is a Named Executive Officer, the amount in column (f) has not been included in the Summary Compensation Table for prior years.

Potential Payments Upon Termination or Change of Control

Potential Payments Upon Termination

In the event that a Named Executive Officer’s employment is terminated for any reason, such person is entitled to receive amounts earned through the date of termination, including salary, amounts contributed under the applicable 401(k) plan (including, to the extent applicable, any vested contributions made by the Company or a subsidiary of the Company), unused vacation pay and, in the case of Messrs. Hogan and Snyder and Ms. Ulmer, accrued and vested benefits under and pursuant to the applicable pension plan and supplemental executive retirement plan.

Upon termination of employment for any reason, all restricted stock units of a Named Executive Officer that are unvested are forfeited except as described in the section below titled “Potential Payments Upon Change of Control.” In addition, if such termination is not voluntary, such person is entitled to receive a pro rata amount of his bonus for the year in which such person is terminated.

In addition to the foregoing, each of our Named Executive Officers is entitled to the following in the event that his employment is terminated without cause:

•

Each of Messrs. Greenlee and Lewis is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•	Each of Mr. Hogan and Ms. Ulmer is entitled to a lump sum severance benefit equal to his or her then current annual salary.

•

Mr. Martin is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus that he would have received under the applicable incentive program for the year during which his employment is terminated, prorated based on the number of days he was employed by the Company during such year.

•	Mr. Snyder is entitled to a lump sum severance benefit equal to his then current annual salary.

The following table sets forth the potential payments to each Named Executive Officer if such officer had been terminated without cause on December 31, 2023.

(a)	(b)
Name	Severance Payment($)(1)

Adam J. Greenlee	$2,200,000
Robert B. Lewis	$1,285,743
Frank W. Hogan, III	$ 600,000
Kimberly I. Ulmer	$ 475,000
Jay A. Martin	$ 696,297
Thomas J. Snyder	$ 767,052

(1)

The amounts in column (b) consist of base salary at each person’s annual salary rate at the end of 2023 plus in the case of each of Messrs. Greenlee, Lewis and Martin a bonus for 2023 at the maximum amount payable to him as described above.

Potential Payments Upon Change of Control

The Company does not have any agreement or other arrangement with any of our Named Executive Officers in the event of a change of control involving the Company, other than in respect of outstanding restricted stock units granted under the Plans. For restricted stock units granted under the Plans, upon a change of control all such restricted stock units shall only become vested if the acquiring or surviving corporation does not assume such restricted stock units. If the acquiring company assumes such restricted stock units and the employment of a holder of any such assumed restricted stock unit, including a Named Executive Officer, is terminated without cause within 24 months of such change of control, then all such assumed restricted stock units of such holder shall become immediately vested. Notwithstanding the foregoing, the Plans provide that the applicable award agreement shall govern the treatment of an award upon a change of control, which may differ from the foregoing, and any such provision for a change of control shall be in a manner consistent with the provisions of Section 409A of the Code.

Based upon a price per share of $45.25 (the closing sales price of a share of our Common Stock on December 29, 2023, the last business day of 2023 as quoted by the NYSE) and the number of restricted stock units held by our Named Executive Officers that were unvested as of December 31, 2023 (information concerning such unvested restricted stock units is provided in the Outstanding Equity Awards at Fiscal Year-End Table), we estimate the value related to the immediate vesting of these unvested restricted stock units held by each of our Named Executive Officers upon a change of control involving the Company (assuming the acquiring or surviving corporation does not assume the outstanding restricted stock units under the Plans) to be as follows:

(a)	(b)
Name	Value Related to Immediate Vesting of Unvested Restricted Stock Units($)(1)

Adam J. Greenlee	$8,958,867
Robert B. Lewis	$3,108,947
Frank W. Hogan, III	$1,940,320
Kimberly I. Ulmer	$1,735,790
Jay A. Martin	$3,975,665
Thomas J. Snyder	$3,860,730

(1)	As of December 31, 2023, there were no outstanding stock options held by any of our employees, including any of our Named Executive Officers.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the median of the annual total compensation of all of our employees to the annual total compensation of Mr. Adam J. Greenlee, our CEO and President. For 2023, our last completed fiscal year:

•	the median of the annual total compensation of all of our employees, not including our CEO, was $53,645; and

•	the annual total compensation of our CEO, calculated as described above in the Summary Compensation Table, was $4,966,705.

Based on this information, for 2023 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees was estimated to be 93 to 1.

The following calculation, which is not required under the SEC’s rules and is not a substitute for the presentation of the ratio above that is required under the SEC’s rules, provides the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees using the total compensation of our CEO in 2023 that reflects the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards, which spreads such compensation attributable to such Supplemental Stock Awards evenly over the entire vesting period of such Supplemental Stock Awards instead of all in the year of grant. For further information on such Supplemental Stock Awards, you should read the section in this Proxy Statement titled “Executive Compensation—Total Compensation with Supplemental Stock Awards Allocated

Over Vesting Period.” For 2023, the annual total compensation of our CEO, reflecting the compensation attributable to the Supplemental Stock Awards granted to him spread evenly over the entire vesting period of such Supplemental Stock Awards, was $4,219,401, and the ratio of such annual total compensation of our CEO to the median of the annual total compensation of all of our employees was estimated to be 79 to 1.

We applied the following methodology and made the following material assumptions, adjustments and estimates, all as permitted by the SEC rules, to identify our median-compensated employee:

•

we collected for all of our employees worldwide total compensation reflected in our payroll records as reported to the various taxing authorities, generally consisting of salary, wages, overtime, bonus and other taxable compensation, as our consistently applied compensation measure;

•	we selected December 31, 2023 as the date on which we would identify the median-compensated employee;

•	all compensation that was given in a currency other than U.S. dollars was converted into U.S. dollars using the average exchange rate for 2023 for each such currency;

•	we did not exclude any employees and we did not use any statistical sampling techniques; and

•	we did not make any cost-of-living adjustments.

Once we identified our median-compensated employee, we calculated such employee’s annual total compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which are the same requirements used to calculate the annual total compensation of our CEO as reported in the Summary Compensation Table included elsewhere in this Proxy Statement.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and based on the methodology, assumptions, adjustments and estimates described above, which were chosen from a wide range of permissible methodologies, assumptions, adjustments and estimates. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, assumptions, adjustments and estimates and which may have a significantly different work force structure than ours, are likely not comparable to our CEO pay ratio.

Pay vs. Performance
The following table, or the Pay vs. Performance Table, is required by the SEC to be included in this Proxy Statement to (i) summarize compensation paid to our CEO, who is our principal executive officer, or PEO, as set forth in our Summary Compensation Table, compensation actually paid to our PEO calculated as prescribed by SEC rules, average compensation paid to our
Non-PEO
Named Executive Officers, or NEOs, as set forth in our Summary Compensation Table, and average compensation actually paid to our
Non-PEO
NEOs calculated as prescribed by SEC rules, each for the years 2023, 2022, 2021 and 2020; and (ii) provide total shareholder return values for the Company and its peer group for the period beginning January 1, 2020 through December 31, 2023 and the net income and Adjusted EBITDA of the Company for 2023, 2022, 2021 and 2020. On July 1, 2021, the Board of Directors of the Company elected and appointed Adam J. Greenlee as CEO of the Company, effective September 1, 2021, succeeding Anthony J. Allott in such position. Mr. Allott was our CEO from March 2006 through August 2021. Therefore, information for each of Mr. Allott and Mr. Greenlee are included in the table and charts below during the time periods for which they served as our CEO. On March 8, 2023, the Board of Directors of the Company appointed Kimberly I. Ulmer as Chief Financial Officer of the Company, succeeding Robert B. Lewis in such position. Therefore, information for Ms. Ulmer is included in the
Non-PEO
Named Executive Officers columns of the table and charts below for 2023 only.
For each of 2020, 2021 and 2022, the increase in the Compensation Actually Paid to the PEO and the
Non-PEO
NEOs over the Summary Compensation Table totals for the PEO and the
Non-PEO
NEOs was almost entirely due to the increase in the share price of the Company’s Common Stock in each of such years. For example, for 2022, the price per share of the Company’s Common Stock which was used to calculate equity compensation for columns (c) and (e) in the Pay vs. Performance Table below was the closing sales price of $51.84 on the last business day of 2022 (December 31, 2022), which reflects an increase of approximately 25% from the share price of $41.45 (the average of the high and low sales prices on the grant date of March 1, 2022) used to calculate equity compensation in the Summary Compensation Table, and an increase of approximately 21% from the closing sales price of $42.84 on December 31, 2021 used to calculate the increase in value of outstanding equity awards, which increase in value is included in the amounts in columns (c) and (e) in the Pay vs. Performance Table below, as compared to the Summary Compensation Table which does not include amounts for increases or decreases in values of outstanding equity awards. For 2023, the decrease in the Compensation Actually Paid to the PEO and the
Non-PEO
NEOs over the Summary Compensation Table totals for the PEO and the
Non-PEO
NEOs was primarily due to the change in the share price of the Company’s Common Stock from the closing sales price of $51.84 on the last business day of 2022 (December 31, 2022) to the closing sales price of $45.25 the on the last business day of 2023 (December 29, 2023), which resulted in a reduction in value of equity awards outstanding as of December 31, 2023 and therefore a reduction in compensation actually paid in columns (c) and (e) in the Pay vs. Performance table below as compared to columns (b) and (d) from the Summary Compensation Table.

							Value of Initial Fixed $100 Investment Based On:
(a)	(b)(1)	(b)(1)	(c)(1)(2)	(c)(1)(3)	(d)(4)	(e)(4)(5)	(f)(6)	(g)(7)	(h)	(i)(8)
Year	Summary Compensation Table Total for First PEO (Allott)	Summary Compensation Table Total for Second PEO (Greenlee)	Compensation Actually Paid to First PEO (Allott)	Compensation Actually Paid to Second PEO (Greenlee)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Company Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (Dollars in thousands)	Adjusted EBITDA (Dollars in thousands)

2023	N/A	$4,966,705	N/A	$4,152,625	$1,875,725	$1,324,478	$154.21	$118.91	$325,965	$870,694
2022	N/A	$7,902,867	N/A	$9,811,477	$2,261,771	$3,052,252	$173.91	$110.49	$340,848	$964,034
2021	$6,242,894	$2,931,122	$8,314,969	$3,705,740	$1,660,604	$2,306,732	$141.75	$134.41	$359,081	$846,441
2020	$5,928,906	N/A	$8,400,607	N/A	$2,067,088	$2,487,955	$121.08	$121.14	$308,722	$766,836

(1)
The Company’s PEO for 2020 was Mr. Allott. On July 1, 2021, the Board of Directors of the Company elected and appointed Mr. Greenlee as Chief Executive Officer of the Company, effective September 1, 2021, succeeding Mr. Allott in such position. Therefore, in 2021 the first PEO of the Company was Mr. Allott and the second PEO of the Company was Mr. Greenlee. The Company’s PEO for 2022 was Mr. Greenlee.

(2)
To determine the compensation actually paid to Mr. Allott for 2021, Mr. Allott’s total compensation for 2021 in the Summary Compensation Table was reduced by $3,602,550 for equity awards and then $5,674,625 was added back for equity awards, including for equity awards granted in previous years. To determine the compensation actually paid to Mr. Allott for 2020, Mr. Allott’s total compensation for 2020 in the Summary Compensation Table was reduced by $3,417,295 for equity awards and then $5,888,996 was added back for equity awards, including for equity awards granted in previous years.

(3)
To determine the compensation actually paid to Mr. Greenlee for 2023, Mr. Greenlee’s total compensation for 2023 in the Summary Compensation Table was reduced by $3,239,250 for equity awards and then $2,425,170 was added back for equity awards, including for equity awards granted in previous years. To determine the compensation actually paid to Mr. Greenlee for 2022, Mr. Greenlee’s total compensation for 2022 in the Summary Compensation Table was reduced by $5,736,680 for equity awards and then $7,645,290 was added back for equity awards, including for equity awards granted in previous years. To determine the compensation actually paid to Mr. Greenlee for 2021, Mr. Greenlee’s total compensation for 2021 in the Summary Compensation Table was reduced by $1,276,223 for equity awards and then $2,050,841 was added back for equity awards, including for equity awards granted in previous years.

(4)
The Company’s
Non-PEO
NEOs for 2023 were Robert B. Lewis, Frank W. Hogan, III, Kimberly I. Ulmer, Jay A. Martin and Thomas J. Snyder. The Company’s
Non-PEO
NEOs for 2022 and 2021 were Robert B. Lewis, Frank W. Hogan, III, Jay A. Martin and Thomas J. Snyder. The Company’s
Non-PEO
NEOs for 2020 were Adam J. Greenlee, Robert B. Lewis, Frank W. Hogan, III and Thomas J. Snyder.

(5)
To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2023, the Company’s
Non-PEO
NEOs’ average total compensation for 2023 in the Summary Compensation Table was reduced by $956,967 for equity awards and $351,637 for pension benefits and then $673,725 was added back for equity awards, including for equity awards granted in previous years, and $83,631 was added back for pension benefits. To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2022, the Company’s
Non-PEO
NEOs’ average total compensation for 2022 in the Summary Compensation Table was reduced by $1,181,325 for equity awards and $0 for pension benefits and then $1,894,706 was added back for equity awards, including for equity awards granted in previous years, and $77,100 was added back for pension benefits. To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2021, the Company’s
Non-PEO
NEOs’ average total compensation for 2021 in the Summary Compensation Table was reduced by $701,347 for equity awards and $51,257 for pension benefits and then $1,317,304 was added back for equity awards, including for equity awards granted in previous years, and $81,428 was added back for pension benefits. To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2020, the Company’s
Non-PEO
NEOs’ average total compensation for 2020 in the Summary Compensation Table was reduced by $821,520 for equity awards and $386,444 for pension benefits and then $1,557,743 was added back for equity awards, including for equity awards granted in previous years, and $71,088 was added back for pension benefits.

(6)	The Company Total Shareholder Return amounts assume an initial investment of $100 on January 1, 2020 and that all dividends are reinvested.

(7)
The Peer Group Total Shareholder Return amounts assume an initial investment of $100 on January 1, 2020 and that all dividends are reinvested. The companies in the Peer Group Total Shareholder Return, or the Peer Group, consist of the companies that make up the Dow Jones US Containers & Packaging Index, which are: Amcor plc, AptarGroup Inc., Avery Dennison Corporation, Ball Corporation, Berry Global Group Inc., Crown Holdings Inc., Graphic Packaging Holding Company, International Paper Company, Packaging Corporation of America, Sealed Air Corporation, Silgan Holdings Inc., Sonoco Products Company and Westrock Company. The Dow Jones US Containers & Packaging Index is weighted on the basis of market capitalization.

(8)
In the Company’s assessment, for the most recently completed fiscal year, Adjusted EBITDA represents the most important financial performance measure used by the Company to link compensation actually paid to the Company’s NEOs to the Company’s performance. Adjusted EBITDA is calculated from the Company’s audited financial statements as net income before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from any foreign currency devaluations and other pension income (expense) from U.S. pension plans, and subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures and unusual gains and unusual losses. For 2022, 2021 and 2020, Adjusted EBITDA was calculated in the same manner as it was for 2023 except that other pension income from U.S. pension plans of $47.5 million, $53.5 million and $41.1 million in such years, respectively, was included in and not excluded from Adjusted EBITDA in such years.
Relationship between Compensation Paid and Performance Measures
The charts below show the relationship between the Compensation Actually Paid (calculated as prescribed by SEC rules) to the PEO and the Average Compensation Actually Paid (calculated as prescribed by SEC rules) to the
Non-PEO
NEOs in 2020, 2021, 2022 and 2023 to each of (1) total shareholder return, or TSR, for the Company and the Peer Group for such years, (2) the net income of the Company for such years and (3) the Adjusted EBITDA of the Company for such years.

(1)
Adjusted EBITDA for 2022, 2021 and 2020 includes other pension income from U.S. pension plans of $47.5 million, $53.5 million and $41.1 million, respectively. For 2023, the Company modified its Adjusted EBITDA for all purposes, including in its publicly reported financial information, to exclude other pension income (expense) from U.S. pension plans. This was a result of the Company transitioning its investment strategy for its U.S. pension plans (which were overfunded by approximately 129 percent at December 31, 2022) to a liability driven investment strategy, and therefore other pension income (expense) for the Company’s U.S. pension plans is not reflective of the Company’s operating performance. Accordingly, the Company’s Adjusted EBITDA for 2023 no longer includes other pension income (expense) for its U.S. pension plans.

The following table lists the three financial performance measures that represent the most important financial performance measures used by our Compensation Committee to link compensation actually paid to the Company’s NEOs to the Company’s performance for the year ended December 31, 2023:

Financial Performance Measures

Adjusted EBITDA(1)
Adjusted EBIT(2)
Adjusted Earnings Per Diluted Share(3)

(1)
Adjusted EBITDA for 2023 is calculated from the Company’s audited financial statements as net income before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from any foreign currency devaluations and other pension income (expense) from U.S. pension plans, and subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures and unusual gains and unusual losses.

(2)
Adjusted EBIT for 2023 is calculated from the Company’s audited financial statements as income before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements, the impact from any foreign currency devaluations, costs attributed to announced acquisitions, acquired intangible asset amortization expense, other pension income (expense) for U.S. pension plans, and subject to further adjustment as determined by the Compensation Committee for unusual gains, unusual losses and unusual business impacts and acquisitions and/or divestitures.

(3)
Adjusted Earnings Per Diluted Share for 2023 is calculated from the Company’s audited financial statements as net income per diluted share excluding acquired intangible asset amortization expense, other pension income (expense) for U.S. pension plans and rationalization charges.

Supplemental Compensation Information
The following table, which is not required under the SEC’s rules and is not a substitute for any of the tables required under the SEC’s rules, provides a supplemental summary of the total compensation for the years indicated in the table for our PEO and
Non-PEO
NEOs (on an average basis) from (i) the Summary Compensation Table, (ii) the Pay vs. Performance Table and (iii) the Company’s alternative presentation of the Compensation Committee’s view of total compensation included in the table in the section of this Proxy Statement titled “Executive Compensation – Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period.” The amounts in column (c) in the table below are from column (j) in the Summary Compensation Table and were calculated in accordance with the prescribed SEC’s rules related to the Summary Compensation Table. The amounts in column (d) in the table below are from columns (c) and (e), as applicable, in the Pay vs. Performance Table and were calculated in accordance with the prescribed SEC’s rules related to the Pay vs. Performance Table. In contrast to the Summary Compensation Table and the Pay vs. Performance Table, we have provided an alternative presentation of the total compensation for our PEO and
Non-PEO
NEOs which can be found in the table in the section of this Proxy Statement titled “Executive Compensation – Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period.” The amounts in column (e) in the table below are from column (d) of such table. This alternative presentation provides total compensation information for our PEO and
Non-PEO
NEOs that is calculated consistent with the Compensation Committee’s view on total compensation, including equity compensation and how equity compensation should be calculated for purposes of total compensation. For further information, you should read the sections of this Proxy Statement titled “Executive Compensation – Compensation Discussion and Analysis – Equity Based Compensation,” “Executive Compensation – Summary Compensation Table,” “Executive Compensation – Pay vs. Performance” and “Executive Compensation – Total Compensation with Supplemental Stock Awards Allocated Over Vesting Periods.”

(a)	(b)	(c)	(d)	(e)
Name	Year	Total Compensation from column (j) of the Summary Compensation Table ($)	Total Compensation from columns (c) and (e), as applicable, of the Pay vs. Performance Table ($)	Total Compensation from column (d) of the Company’s Presentation of its Compensation Committee’s view on Total Compensation ($)

Adam J. Greenlee(1) (PEO since September 1, 2021)	2023 2022	$4,966,705 $7,902,868	$4,152,625 $9,811,477	$4,219,401 $5,030,901
	2021	$2,931,122	$3,705,740	$3,594,366

Anthony J. Allott(1)	2021	$6,242,984	$8,314,969	$7,874,687
(PEO until September 1, 2021)	2020	$5,928,906	$8,400,607	$7,008,394

All Non-PEO NEOs(2) (on an average basis)	2023 2022	$1,875,725 $2,261,771	$1,324,478 $3,052,252	$1,730,592 $2,043,994
	2021	$1,660,604	$2,306,732	$2,223,370
	2020	$2,067,088	$2,487,955	$2,436,293

(1)
The Company’s PEO for 2023 and 2022 was Adam J. Greenlee. On July 1, 2021, the Board of Directors of the Company elected and appointed Mr. Greenlee as Chief Executive Officer of the Company, effective September 1, 2021, succeeding Anthony J. Allott in such position. Therefore, in 2021 Mr. Allott was the Company’s PEO until September 1, 2021 and Mr. Greenlee was the Company’s PEO since September 1, 2021. The Company’s PEO for 2020 was Mr. Allott.

(2)
The Company’s
Non-PEO
NEOs for 2023 were Robert B. Lewis, Frank W. Hogan, III, Kimberly I. Ulmer, Jay A. Martin and Thomas J. Snyder. The Company’s
Non-PEO
NEOs for 2022 and 2021 were Robert B. Lewis, Frank W. Hogan, III, Jay A. Martin and Thomas J. Snyder. The Company’s
Non-PEO
NEOs for 2020 were Adam J. Greenlee, Robert B. Lewis, Frank W. Hogan, III and Thomas J. Snyder.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is governed by a written charter approved by the Company’s Board of Directors. In accordance with the written charter of the Audit Committee, the applicable listing standards of the NYSE and the applicable rules of the SEC, all members of the Audit Committee are independent. The Audit Committee held eight meetings during 2023.

The Audit Committee provides assistance to the Board of Directors of the Company in fulfilling its oversight responsibility relating to the Company’s consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit activities and compliance with legal and regulatory requirements relating to accounting and financial reporting matters and the annual independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. Management of the Company is responsible for the consolidated financial statements and reporting process of the Company, including maintaining effective internal control over financial reporting and assessing the effectiveness of the Company’s internal control over financial reporting. Ernst & Young LLP, the independent registered public accounting firm of the Company, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and for issuing a report thereon. The independent registered public accounting firm is also responsible for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these audits and the financial reporting process of the Company.

In fulfilling its oversight responsibilities, the Audit Committee discussed with management, the Company’s internal auditors and the Company’s independent registered public accounting firm the overall scope and plans for the Company’s audits. The Audit Committee met with the Company’s internal auditors and independent registered public accounting firm, with and without management present, to discuss the Company’s audits, the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed with management and the Company’s independent registered public accounting firm the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Additionally, the Audit Committee reviewed with management its report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm such firm’s independence. The Audit Committee has also considered the compatibility of nonaudit services with such firm’s independence. Additionally, in assessing such firm’s independence, the Audit Committee reviewed the amount of fees paid to the Company’s independent registered public accounting firm for audit and nonaudit services.

The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, as adopted by the PCAOB in Rule 3200T.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm of the Company. Accordingly, the Audit Committee has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

In addition, the Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s Quarterly Reports on Form 10-Q and its earnings press releases.

The Audit Committee has adopted a formal policy, consistent with its written charter, that requires its approval in advance for any audit, audit-related, tax and other services to be performed by the Company’s independent registered public accounting firm. Pursuant to its formal policy, the Audit Committee approved in advance all audit, audit-related, tax and other services performed by the Company’s independent registered public accounting firm in 2023. This policy provides that the Audit Committee may delegate to any of its members the authority to approve in advance any audit and nonaudit services to be performed by the Company’s independent registered public accounting firm, and, in such case, requires such member to report any decisions to the Audit Committee at its next scheduled meeting.

By the Audit Committee of the Board of Directors: Joseph M. Jordan Leigh J. Abramson William T. Donovan Kimberly A. Fields Brad A. Lich Niharika Ramdev

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of the Company has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board of Directors of the Company is requesting ratification of this appointment by the stockholders of the Company. It should be noted however that, even if this appointment is ratified by the stockholders of the Company, the Audit Committee in its discretion may replace the Company’s independent registered public accounting firm and appoint a new independent registered public accounting firm for the Company at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative of Ernst & Young LLP is expected to be present at the Meeting and to be available to respond to appropriate questions from those attending the Meeting, but is not otherwise expected to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Independent Registered Public Accounting Firm Fee Information

Audit Fees

Fees for audit services rendered by Ernst & Young LLP in 2023 and 2022 totaled $4.7 million and $4.6 million, respectively, in connection with the audit of the Company’s consolidated financial statements for such years, reviews of the Company’s unaudited financial statements included in its Quarterly Reports on Form 10-Q for such years, the audit of the effectiveness of the Company’s internal control over financial reporting for such years and statutory audits of non-U.S. subsidiary financial statements for such years.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP in each of 2023 and 2022 totaled $0.1 million. Services provided in both 2023 and 2022 were in respect of agreed upon procedures for certain contracts, the preparation of a tax certification attestation report for non-U.S. subsidiaries, certain review procedures for certain of the Company’s non-U.S. subsidiaries, and other minor audit-related services. Services provided in 2023 also included assistance with other SEC filings.

Tax Fees

Fees for tax services rendered by Ernst & Young LLP in 2023 and 2022 totaled $0.9 million and $0.8 million, respectively. Such services in both 2023 and 2022 were in respect of transfer pricing documentation assistance and advice, tax advice and assistance in connection with tax audits for certain of the Company’s non-U.S. subsidiaries, tax due diligence related to corporate development activities, preparation of a tax certification for a foreign subsidiary, preparation and review of foreign tax returns and general tax assistance and advice. Services provided in 2022 also included assistance with the Company’s application to the International Compliance Assurance Program under the Organization for Economic Cooperation and Development.

All Other Fees

In 2023 and 2022, Ernst & Young LLP did not render any other services to the Company.

PROPOSAL 4: ADVISORY VOTE TO APPROVE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

At our annual meeting of stockholders in 2023, for the advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, a frequency of every year received a majority of the votes cast at such meeting. In light of this result and other factors considered by the Board of Directors of the Company, the Board of Directors of the Company decided that the Company will hold an advisory vote on the compensation of its Named Executive Officers each year at its annual meeting of stockholders until the next required advisory vote on the frequency of the same, which is no later than the Company’s annual meeting of stockholders in 2029. Accordingly, pursuant to Section 14A of the Exchange Act, we are including in this Proxy Statement an advisory vote on the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).

You should read the section of this Proxy Statement entitled “Executive Compensation” for a description of the compensation provided to our Named Executive Officers. The Company’s executive compensation program provides base salaries and annual cash incentive bonuses that enable the Company to attract and retain such executives and provide fair compensation to them taking into account responsibilities and relevant employment markets. The Company’s executive compensation program also provides equity-based compensation consisting primarily of performance awards of restricted stock units, which the Company believes fosters more balanced risk taking because restricted stock units are more closely linked to ownership of stock than other equity-based compensation. In addition, the Company provides modest retirement and other benefits primarily for purposes of retention to its executives other than Messrs. Greenlee and Lewis. Messrs. Greenlee and Lewis generally are not provided with any retirement or other benefits, thereby allowing them to assist the Compensation Committee in an unbiased manner in its oversight and review of such benefits.

Overall, the Board of Directors believes the compensation program for our Named Executive Officers attracts and retains them by providing fair compensation, rewards them for achieving short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking, and aligns their interests with the interests of our stockholders. The Board of Directors believes the compensation program for our Named Executive Officers strikes the appropriate balance between utilizing responsible, measured compensation practices and effectively incentivizing our executives to focus on long-term value creation for stockholders. Additionally, the Board of Directors believes that total compensation, as shown in the Summary Compensation Table, for any Named Executive Officer should be considered over a longer period of time than one year as a result of the fact that equity based awards may be granted in an uneven manner in one year as compared to another year based on the practices of the Compensation Committee in granting equity based awards as described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Equity Based Compensation.” Accordingly, the Board of Directors strongly endorses the Company’s compensation for our Named Executive Officers and recommends that the stockholders of the Company vote in favor of the following resolution:

RESOLVED, that the compensation provided to the Company’s Named Executive Officers, as described in this Proxy Statement in the section entitled “Executive Compensation,” including the Compensation Discussion and Analysis, compensation tables and the accompanying narrative disclosures, is hereby approved, on an advisory basis, by the stockholders of the Company.

Because this vote is advisory, it will not be binding upon the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of this vote. The Compensation Committee will consider the outcome of this vote when reviewing compensation matters in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and persons holding more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely upon a review of the copies of reports furnished to us and/or representations that no reports were required and other than as previously disclosed, we believe that all of our directors, officers and ten percent stockholders complied with all filing requirements under Section 16(a) of the Exchange Act in 2023.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings consistent with the rules and regulations adopted by the SEC. Proposals to be considered for inclusion in the Proxy Statement and the form of proxy for our annual meeting of stockholders in 2024 must be received by us at our principal executive offices not later than December 19, 2024. In accordance with the Exchange Act and the rules and regulations promulgated under the Exchange Act, proxies solicited by our Board of Directors will confer discretionary voting authority with respect to any proposal raised at our annual meeting of stockholders in 2025 as to which the proponent has not notified us by March 4, 2025. Proposals should be directed to the attention of the General Counsel, Silgan Holdings Inc., 4 Landmark Square, Stamford, Connecticut 06901.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors and management have no knowledge of any other business matters that will be presented for consideration at the Meeting other than those referred to in this Proxy Statement. However, persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that properly come before the Meeting and as to matters incidental to the conduct of the Meeting in accordance with their discretion.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Stamford, Connecticut

April , 2024

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SILGAN HOLDINGS INC.

PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

Silgan Holdings Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, hereby certifies that:

1. The name of the corporation is Silgan Holdings Inc. (the “Corporation”).

2. Paragraph A of Article FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 7, 2006, as amended by Certificates of Amendment filed with the Secretary of State of the State of Delaware on June 7, 2010, June 7, 2010, June 11, 2018, and June 1, 2021 (as so amended, the “Certificate of Incorporation”), is hereby amended by deleting the last four sentences of such paragraph and adding the following to the end of such paragraph:

Notwithstanding anything to the contrary in this Paragraph A, at any time and from time to time during the period beginning on [insert date of filing], 2024 and ending on December 31, 2027, the Board of Directors of the Corporation may increase the number of directors of the Corporation constituting the entire Board of Directors to a maximum of nine. Any vacancies in the Board of Directors created by any such increase may be filled, as determined by the Board of Directors of the Corporation, either (i) by the Board of Directors of the Corporation, acting by a majority of the directors then in office, or (ii) by the stockholders of the Corporation at an annual meeting of stockholders. Any director so chosen shall (i) be designated as a member of such class of directors as shall be determined by the Board of Directors who shall, in making such determination, take into consideration that all classes of directors should be comprised of as nearly equal a number of directors as possible and (ii) hold office until the annual meeting of stockholders at which the term of office of such class of directors expires and until such director’s successor shall be elected and shall qualify. The number of directors constituting the class to which such director is designated shall correspondingly be increased by one. To the extent the size of the Board of Directors is so increased, upon the death, resignation, removal from office or expiration of term of service without standing for re-election of any independent director (as defined in the applicable listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission) at any time following such increase and only if the number of directors constituting the entire Board of Directors immediately prior to such death, resignation, removal from office or expiration of term of service without standing for re-election was greater than seven, then, subject to the ability of the Board of Directors of the Corporation to again increase the size of the Board of Directors to up to a maximum of nine members at any time and from time to time through December 31, 2027, (x) such directorship shall be eliminated, (y) the number of directors of the Corporation constituting the entire Board of Directors shall be reduced by one and the number of directors constituting the class of which such director was a member shall correspondingly be reduced by one, but in no event shall the number of directors of the Corporation constituting the entire Board of Directors be less than seven, and (z) such death, resignation, removal from office or expiration of term of service without standing for re-election shall not result in a vacancy in the Board of Directors.

3. This Certificate of Amendment was duly approved and adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. Thereafter, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting this Certificate of Amendment was authorized and approved by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SILGAN HOLDINGS INC. has caused this Certificate of Amendment to be executed in its corporate name by its duly authorized officer on the  day of May, 2024.

SILGAN HOLDINGS INC.

By:
Name:	Frank W. Hogan, III
Title:	Executive Vice President, General Counsel and Secretary

SILGAN HOLDINGS INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board of Directors recommends that you vote FOR Proposal 1, FOR all nominees with respect to Proposal 2 and FOR Proposals 3 and 4.	+

1.

To authorize and approve an amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended, to permit an increase in the size of the Board of Directors of the Company for a period of time.

	For ☐	Against ☐	Abstain ☐

2.	ELECTION OF DIRECTORS (CLASS III)

	Nominees (to serve until the Company’s Annual Meeting of Stockholders in 2027 and until their successors are duly elected and qualified):	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	EXCEPTIONS*

	01 Anthony J. Allott 02 William T. Donovan 03 Fiona Cleland Nielsen**	☐	☐	☐

*(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	For ☐	Against ☐	Abstain ☐

4. Advisory vote to approve the compensation of the Company’s named executive officers.	For ☐	Against ☐	Abstain ☐

5. To consider and act upon other business as may properly come before the annual meeting or any adjournment or postponement thereof.

**

Ms. Cleland Nielsen’s nomination is contingent upon stockholder approval of Proposal 1. If stockholders do not approve Proposal 1, then Ms. Cleland Nielsen will not stand for election as a director and any votes cast for her election will be disregarded.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

SILGAN HOLDINGS INC.

4 LANDMARK SQUARE

STAMFORD, CONNECTICUT 06901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Adam J. Greenlee, Frank W. Hogan, III and Robert B. Lewis as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value of $0.01 per share, of Silgan Holdings Inc., or the Company, held of record by the undersigned on April 3, 2024 at an Annual Meeting of Stockholders of the Company to be held on May 28, 2024 or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR all nominees with respect to Proposal 2 and FOR Proposals 3 and 4.

(Continued and to be dated and signed on the reverse side.)

C	Change of Address - Please print new address below.